EXHIBIT 10-j





                             SHOPPING CENTER LEASE

     AGREEMENT made this 28th day of November 2003, by and between the following parties:

     Landlord: EklecCo L.L.C.


a limited liability company organized and existing under the laws of the State of New York with its mailing address for notices and a principal office at:

                            THE CLINTON EXCHANGE
                             FOUR CLINTON SQUARE
                        SYRACUSE, NEW YORK 13202-1078

                        Attention: MANAGEMENT DIVISION

hereinafter referred to as "Landlord," and

     Tenant:   PALISADES COMEDY LLC

a limited liability company organized and existing under the laws of the State of New York (to be confirmed) with its mailing address for notices and a principal office or residence at:

414 Eagle Rock Avenue
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 (Street Address)

West Orange                   Essex               New Jersey     07052
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(City or Town)                (County)            (State)        (ZIP)

Attention:  President
            -------------------------------------------------------------
hereinafter referred to as "Tenant."



Tenant's Federal Tax Identification Number:
(to be provided by Tenant prior to Term Commencement Date)





ARTICLE 1

Premises

1. 1.01 - Premises

     Landlord hereby demises and leases to Tenant and Tenant hereby rents from Landlord those certain premises ("Premises") hereinafter described and located in the Palisades Center ("Shopping Center"), which is located in the Town of Clarkstown, County of Rockland, State of New York. The Premises consist of approximately 7,266 square feet shown cross-hatched on the plan attached hereto and made a part hereof as Exhibit A-1 (the "Primary Premises") and a ticket kiosk (not to exceed 25 square feet) (the "Ticket Kiosk"). The Ticket Kiosk shall be located on the fourth (4th) floor of the Shopping Center in a location reasonably designated by Landlord after consulting with Tenant. The Primary Premises and the Ticket Kiosk are collectively the "Premises."
The Premises shall not be deemed to include either the land lying thereunder or the exterior walls or roof of the building in which said Premises are located or any area beyond the midpoint of any interior wall. Landlord reserves the use of said land, walls and roof of the building, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

2. 1.02 - Shopping Center

     The Shopping Center shown on Exhibit A attached hereto and made a part hereof includes: (i) the parcel(s) of land and improvements hereinafter referred to as "Landlord's Tract", whether owned in fee or ground leased by Landlord and (ii) the parcel(s) of land and improvements, if any, made available for use by any reciprocal construction operating and easement agreement ("REA"), hereinafter referred to as "REA Parcel". Landlord reserves the right to add to or sever the ownership of or title to any portion of the Shopping Center or to add to or reduce the size of any REA Parcel at any time. It is agreed that the depiction of the Shopping Center on Exhibit A does not constitute a representation, covenant or warranty of any kind by Landlord. Landlord, in its sole and absolute discretion, reserves the right to expand or remodel the Shopping Center and to change the configuration, size and dimensions of the Shopping Center, the number, location and dimensions of buildings, parking areas, driveways, entrances, exits and landscaped areas, the number of floors in any of the buildings, the dimensions, identity, and type of stores or tenancies, and, as provided in Section 7.02, the "Common Areas" (defined in Section 7.01).

3. 1.03 - Use of Premises and Trade Name

     Tenant shall operate the Premises under the trade name "RASCALS COMEDY CLUB" and shall use the Primary Premises solely for the purpose of conducting the business of live comedy club featuring professional comedians, the sale of non-alcohol and alcoholic beverages (provided however that the foregoing is subject to Tenant obtaining, at Tenant's cost and expense, all necessary permits and authorizations from any applicable governmental agency with respect thereto) and the sale of no more than ten (10) appetizer food items from the menu shown on Exhibit F attached hereto and made a part hereof (and no other food items), as well as the incidental sale of promotional merchandise containing the name "Rascals Comedy Club" thereon, and for no other purpose whatsoever. Notwithstanding the foregoing, the Ticket Kiosk shall only be used for the sole purpose of selling box office tickets or admission tickets for shows at the Primary Premises, and for no other purpose whatsoever.

     Without expanding the use set forth above, Tenant is specifically prohibited from offering more than nine (9) dessert items on any given day. Tenant is also specifically prohibited from offering more than two (2) varieties of cheesecake for sale on any given day.

ARTICLE 2

Term of Lease

4. 2.01 - Commencement of Term

     (a) The term of this Lease shall commence on July 1, 2004 (hereinafter called "Term Commencement Date"), provided, however, that if Tenant opens for the conduct of its business in the Premises earlier than the date specified, the term of this Lease shall then commence upon the date Tenant opens for the conduct of its business in the Premises. In the event Landlord fails to deliver the Primary Premises on or before February 15, 2004, the July 1, 2004 date set forth in the preceding sentence shall be extended on a day-for-day basis until Landlord's delivery of the Primary Premises. In the event Landlord's Work is not completed on or before June 30, 2004, the July 1, 2004 date set forth in the first sentence of this Section 2.01(a) shall be extended on a day-for-day basis until completion of Landlord's Work.

     (b) Tenant acknowledges the importance both to Landlord and the other tenants of the Shopping Center of Tenant opening for business to the public on the Term Commencement Date. In the event Tenant fails to open for business at the Premises on or before the Term Commencement Date or, if the Term Commencement Date has been rescheduled by Landlord, on or before the rescheduled Term Commencement Date, Tenant covenants and agrees to pay to Landlord, upon receipt of notice from Landlord of the amount due under this
Section 2.01(b), as liquidated damages suffered by Landlord due to Tenant's failure to open, a sum (in addition to any rent due hereunder) equal to twice the per diem Fixed Monthly Minimum Rent (using a thirty (30) day month) provided in Section 3.01(a) for each and every business day that Tenant has failed to open for business, provided, however, that in the event Tenant is unable to open for business at the Premises on or before the Term Commencement Date, despite Tenant's best efforts to do so, said liquidated damages shall not begin to accrue until thirty (30) days following the Term Commencement Date.

     (c) Notwithstanding anything contained in this Section 2.01 to the contrary, in the event that Tenant is unable to obtain all necessary liquor licenses on or before the date which is one hundred twenty (120) days following the Term Commencement Date, despite Tenant's diligent efforts, either Landlord or Tenant may terminate this Lease upon thirty (30) days' written notice to the other party. In the event this Lease is terminated pursuant to this Section 2.01(c), this Lease shall be null and void.

5. 2.02 - Term of Lease

     The term of this Lease shall expire on the day prior to the tenth (10th) anniversary of the Term Commencement Date, unless earlier terminated pursuant to the provisions herein.

6. 2.03 - Expiration of Term

     If the term of this Lease would expire during the period September 1 through the last day of February, the parties agree that the expiration date shall be the immediately preceding August 31.

7. 2.04 - Surrender of Premises

     On the expiration or earlier termination of this Lease, Tenant agrees, without necessity of any notice from Landlord (statutory or otherwise), to surrender the Premises in accordance with Article 9, and broom clean and in good order, repair and condition, reasonable wear and tear and damage by fire or casualty excepted.


ARTICLE 3

Rent

8. 3.01 - Minimum Rent

     (a) Tenant agrees to pay Landlord, without diminution, deduction or set-off whatsoever and without prior notice or demand, and as fixed annual minimum rent ("Fixed Annual Minimum Rent"), the sums set forth in Section 3.01(a) (i), and (ii) below payable in equal consecutive monthly installments ("Fixed Monthly Minimum Rent") each in advance upon the first day of each calendar month during the term hereof.

          (i) From the Term Commencement Date through the end of the sixtieth (60th) full month of the Lease term, Fixed Annual Minimum Rent shall be One Hundred Nineteen Thousand Eight Hundred Eighty Nine and 00/100 Dollars ($119,889.00), payable in equal monthly installments of Nine Thousand Nine Hundred Ninety and 75/100 Dollars ($9,990.75) each; and

        (ii) From the first day of the sixty-first (61st) full month of the Lease term through the end of the Lease term, Fixed Annual Minimum Rent shall be One Hundred Thirty One Thousand Eight Hundred Seventy Seven and 90/100 Dollars ($131,877.90), payable in equal monthly installments of Ten Thousand Nine Hundred Eighty Nine and 83/100 Dollars ($10,989.83) each.

     (b) If the term shall commence upon a day other than the first day of a calendar month or if the term shall expire upon a day other than the last day of a calendar month, then Tenant shall pay, upon the Term Commencement Date, and on the first day of the last calendar month, a pro rata portion of the Fixed Monthly Minimum Rent for the first and last fractional calendar months of the term.

     (c)  Intentionally Deleted

     (d) Provided that no event of default exists and Tenant has commenced operating its business in the Premises on or before the date set forth in
Section 2.01 for the Term Commencement Date (or in the event Tenant is unable to open by such date, despite Tenant's best efforts to do so, Tenant has commenced operating its business in the Premises on or before the date which is thirty (30) days following the Term Commencement Date) pursuant to the requirements of this Lease, then commencing on the Term Commencement Date, Tenant shall be entitled to an abatement of Fixed Annual Minimum Rent, Common Area Costs and Real Property Taxes in the amount of Two Hundred Two Thousand
Two Hundred Eighty Five and 00/100 Dollars ($202,285.00) ("Tenant's Rent Abatement"). Tenant shall apply Tenant's Rent Abatement against the first installments of Fixed Monthly Minimum Rent, Percentage Rent (if any), Common Area Costs and Real Property Taxes (as set forth in section 3.01(a) above) coming due pursuant to this Lease until Tenant has recouped the entire amount of Tenant's Rent Abatement; provided however that Tenant shall have no right to such abatement at any time Tenant is in default under this Lease and at any such time Tenant shall be obligated to make all payments of Fixed Monthly Minimum Rent, Percentage Rent (if any), Common Area Costs and Real Property Taxes under this Lease without regard for the terms of this Section 3.01(d). The amount of Tenant's Rent Abatement shall be deemed earned over the entire term of this Lease on a straight line basis regardless of the manner or timing by which such Tenant's Rent Abatement was taken by Tenant as set forth above. If this Lease is terminated prior to the expiration date of the term provided for in Article 2 of this Lease for any reason other than pursuant to Section 2.01(c), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the unearned portion of Tenant's Rent Abatement, which shall be determined by dividing Tenant's Rent Abatement by the number of months in the term and multiplying the result by the number of months that would have remained in the term of the Lease had the Lease not been so terminated. Such amount shall be due as of the date this Lease is terminated and shall be payable within five (5) days following such date.

      (e) Provided that (i) Tenant is, and throughout the term of this Lease has been, open and operating in the entire Premises in accordance with the terms of this Lease, (ii) Tenant is not in default of any of its obligations under this Lease, (iii) Tenant remains open and operating in the entire Premises in accordance with the terms of this Lease throughout the Test Period (as hereinafter defined), and (iv) no condition exists which with the giving of notice or passage of time would constitute a default by Tenant under this Lease; and if (1) Landlord enters into a lease ("Competing Lease") for a space in the Shopping Center between Landlord and any Competing Tenant (as hereinafter defined), which lease expressly permits as the primary use the operation of a live comedy club featuring professional comedians ("Competing Use") during the term of this Lease, and such Competing Tenant opens for business as a comedy club within the Shopping Center (the "Competing Lease Opening Date") , and (2) Tenant's Gross Receipts from the Premises for the one
(1) year period (the "Test Period") that commences on the Competing Lease Opening Date, are more than twenty five percent (25%) less than the Gross Receipts from the Premises for the one (1) year period immediately preceding the Competing Lease Opening Date, and are less than the Annual Minimum Gross Receipts for such one (1) year period (as provided in Section 3.02 hereof); then for the period of time (the "Alternate Fixed Annual Minimum Rent Period") that commences on the first day after the last day of the Test Period and ends on the Competing Lease Cessation Date (as hereinafter defined), Tenant shall pay Landlord Alternate Fixed Annual Minimum Rent (as hereinafter defined), in lieu of the Fixed Annual Minimum Rent provided for in Section 3.01(a) of this Lease. Tenant's right to pay Alternate Fixed Annual Minimum Rent in lieu of Fixed Annual Minimum Rent as provided for herein shall be Tenant's sole and exclusive remedy with respect to any Competing Lease and with respect to the operation of the Competing Use or any other competing use in the Shopping Center.

      From and after the earlier of (a) the first date on which any one or more of the conditions to Tenant's right to pay Alternate Fixed Annual Minimum Rent shall not apply, or (b) the Competing Lease Cessation Date, Tenant shall pay Landlord the Fixed Annual Minimum Rent otherwise provided for under Section 3.01(a) of this Lease, without regard for the terms of this Section 3.01(e).

      The term "Competing Tenant" means any party or entity that is not:
(1) Tenant or a Related Entity (as hereinafter defined), or (2) a licensee, franchisee, assignee or sublessee of Tenant or any Related Entity. The term "Related Entity" means Tenant and any parent, subsidiary or affiliate of Tenant (an affiliate of Tenant is an entity, fifty percent (50%) or more of which is owned or controlled by a party(ies) or entity(ies) which owns or controls fifty percent (50%) or more of Tenant).

      The term "Alternate Fixed Annual Minimum Rent" means an amount equal to fifty percent (50%) of the Fixed Monthly Minimum Rent provided for such month under Sections 3.01(a) of this Lease. Tenant shall pay Landlord Alternate Fixed Annual Minimum Rent for each month within the Alternate Fixed Annual Minimum Rent Period within ten (10) days after the last day of each such month. Alternate Fixed Annual Minimum Rent shall be deemed to be Fixed Annual Minimum Rent for all purposes under this Lease, including but not limited to
Article 15 of this Lease.  The Annual Minimum Gross Receipts set forth in
Section 3.02 hereof shall, for the Alternate Fixed Annual Minimum Rent Period, be reduced by the same percentage as the Fixed Annual Minimum Rent that would otherwise be payable during the Alternate Fixed Annual Minimum Rent Period is reduced as a result of Tenant's right to pay Alternate Fixed Annual Minimum Rent for such period; and Percentage Rent for the Alternate Fixed Annual Minimum Rent Period shall be calculated using such reduced Annual Minimum Gross Receipts. If the Alternate Fixed Annual Minimum Rent Period does not correspond to a Lease Year, then for purposes of calculating Percentage Rent payable for any Lease Year that includes all or a portion of the Alternate Fixed Annual Minimum Rent Period, the Annual Minimum Gross Receipts therefore shall be prorated based on the respective periods of time within such Lease Year to which different Annual Minimum Gross Receipts thresholds apply.

     The term "Competing Lease Cessation Date" means the earlier of (i) the first date on which the Competing Use ceases to be operated in the space leased under a Competing Lease, or (ii) the first date on which the annual Gross Receipts from the Premises exceed the Gross Receipts for the one (1) year period immediately prior to the first day of the Test Period.

     Nothing contained in this Section 3.01(e) gives rise to any right of Tenant to reduce Percentage Rent or Additional Rent otherwise payable under this Lease, and Tenant shall continue to pay Landlord all Percentage Rent (based on the reduced Annual Minimum Gross Receipts as provided in above) and Additional Rent payable under this Lease in accordance with the applicable terms of this Lease, whether or not Tenant is entitled to pay Alternate Fixed Annual Minimum Rent under this Section 3.01(e).

     This Section 3.01(e) shall be null and void and of no further force or effect immediately upon a finding, order or judgment of any federal or state court or any federal or state agency that the provisions of this Section 3.01(e), or any similar provision in any landlord-tenant agreement, are unenforceable, invalid or illegal.

     The provisions of this Section 3.01(e) shall not be effective until Tenant shall have given Landlord thirty (30) days written notice of the opening of a Competing Use in the Shopping Center, and Landlord shall have the opportunity during such thirty (30) period to cause such Competing Use to cease operating. If Landlord does so, then Tenant shall not have the right to Alternate Fixed Annual Minimum Rent pursuant to this Section 3.01(e).

9.  3.02 - Percentage Rent

     (a) In addition to Fixed Annual Minimum Rent, Tenant shall, in the manner, upon the conditions and at the times hereinafter set forth, pay to Landlord percentage rent ("Percentage Rent") equal to eight percent (8%) of "Gross Receipts" (defined in Section 3.03) in excess of the annual sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) ("Annual Minimum Gross Receipts") per "Lease Year" (defined in Section 3.10). Percentage Rent shall be payable as hereinafter provided without any diminution, deduction or set-off whatsoever, except as provided in Section 3.02(b), and without prior notice or demand.

     (b) Percentage Rent, if any, for the first Lease Year or Partial Lease Year shall be paid by Tenant to Landlord within thirty (30) days after the last day of such Lease Year or Partial Lease Year. During the second and each subsequent Lease Year, Tenant shall pay to Landlord monthly, on the first day of each month during such Lease Year, an amount equal to one-twelfth (1/12) of one hundred ten percent (110%) the amount of Percentage Rent, if any, payable during the immediately preceding Lease Year or Partial Lease Year. Within thirty (30) days after the end of the second and each subsequent Lease Year, Tenant shall pay to Landlord the sum by which the actual amount of Percentage Rent due Landlord for such Lease Year exceeds the total payments made by Tenant during the preceding Lease Year, however, if such total payment exceeds one hundred ten percent (110%) of the actual amount of Percentage Rent then due, Landlord shall apply such excess to the next ensuing payments of Percentage Rent otherwise due to Landlord until such excess is recouped by Tenant. Landlord shall reimburse to Tenant any such excess remaining at the expiration of the term.

     (c) If the date Tenant initially opens for business in the Premises is other than the first day of a Lease Year, then Percentage Rent attributable to the period between such initial opening date and the first day of the first Lease Year shall be based on Gross Receipts in excess of the Annual Minimum Gross Receipts reduced on a pro rata basis for such period.

10.  3.03 - Gross Receipts Defined

     The term "Gross Receipts" as used herein is hereby defined to mean receipts from gross sales from all business conducted at, in, on, from or arising out of the Premises (including any additional space hereafter licensed by Landlord to Tenant pursuant to separate agreement) by Tenant and all others (including all licensees, concessionaires and tenants of Tenant), regardless of whether delivery or performance is made from the Premises or from some other place and whether made or performed by mail, telephone, internet or other electronic means and whether such sales be evidenced by check, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale or rental of goods, wares and merchandise, and for services performed on or off the Premises, together with the amount of all orders taken or received at the Premises, whether such orders be filled from the Premises or elsewhere, and whether such sales be made by means of merchandise or other vending devices in the Premises. If any one or more departments or other divisions of Tenant's business shall be sublet by Tenant or conducted by any person, firm or corporation other than Tenant, then there shall be included in the Gross Receipts for the purpose of determining the Percentage Rent payable hereunder all of the gross sales of such departments or divisions in the same manner and with the same effect as if the business or sales of such departments and divisions had been conducted by Tenant itself. Gross Receipts shall not include sales of merchandise returned and claimed to be defective or unsatisfactory, provided such sales have been included in Gross Receipts and there shall be deducted from Gross Receipts the sales price of merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange is included in Gross Receipts. Gross Receipts shall not include the amount of any sales, use or gross receipts tax imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers, provided that the amount thereof is separately added to the selling price and paid by Tenant to such governmental authority. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Receipts in any event whatsoever. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. Notwithstanding the foregoing, Gross Receipts shall not include box office tickets or admission ticket receipts. In the event Tenant offers for sale full price or discounted packages which include tickets plus other items included in Gross Receipts, the portion attributable to the items included in Gross Receipts shall be reported at their full (non-discounted) price. All discounts shall be deemed applied to ticket sales only, regardless of promotional language used by Tenant. Gross Receipts shall also not include customer tips received by Tenant's waitstaff or bartending staff.

11.  3.04 - Tenant's Books and Records

     Tenant agrees to prepare and keep on the Premises or at its principal office for a period of not less than three (3) years following the end of each Lease Year, accurate books of account and records of daily Gross Receipts, including without limitation all federal, state and local tax returns, and copies of relevant contracts, checks, vouchers, inventory records, dated cash register tapes, sales slips and such other documentation as would enable Landlord to make a full and complete audit of Gross Receipts ("Books and Records"). Upon notice, Landlord and Landlord's authorized representatives shall have the right to examine Tenant's Books and Records during regular business hours. Tenant agrees that all Gross Receipts shall be registered at the time each sale or transaction is made in cash registers or other devices or other electronic or technology based systems containing locked-in cumulation capacity satisfactory to Landlord.

12.  3.05 - Reports by Tenant

     Within ten (10) days after the end of each calendar month, or portion thereof, during the term of this Lease, Tenant shall furnish to Landlord a written statement setting forth the amount of Gross Receipts and an itemization of any deductions or exclusions therefrom for such previous month. Tenant also agrees that it will furnish to Landlord within thirty (30) days after the end of each Lease Year or Partial Lease Year, an annual statement, showing in all reasonable detail the amount of Gross Receipts and an itemization of any deductions or exclusions therefrom relating to such Lease Year or Partial Lease Year and the amount of Percentage Rent due Landlord. Each monthly and annual statement required by this Section 3.05 shall be certified by Tenant or one of Tenant's executive officers and shall be subject to further certification as provided in Section 3.07. In the event Tenant fails to furnish Landlord with a monthly or annual statement within the required time period and in the manner set forth in this Section 3.05, then the Gross Receipts for such month or year, as the case may be, shall, at Landlord's option, be deemed to be equal to Tenant's highest previously reported monthly or annual Gross Receipts, and Tenant shall pay to Landlord, as liquidated damages, the sum of One Hundred and 00/100 Dollars ($100.00) per month until such statement is received. In addition, if Tenant is delinquent in furnishing Landlord with monthly statements of Gross Receipts for two (2) consecutive months or is delinquent in furnishing Landlord the annual statement of Gross Receipts, any subsequent audit the Landlord conducts shall be at Tenant's expense. In addition, if Tenant is delinquent in furnishing Landlord with Tenant's annual statement of Gross Receipts within ninety (90) days following the end of any Lease Year, Landlord shall have the right, at its option, to terminate this Lease upon thirty (30) days' written notice to Tenant whereupon at the expiration of such thirty (30) day period, the term of this Lease shall expire as fully and completely as if such early termination date were the original expiration date of the Lease.

13.  3.06 - Non-Waiver

     The acceptance by Landlord of payments of Percentage Rent and statements of Gross Receipts shall be without prejudice to Landlord's right to examine Tenant's Books and Records in order to verify the amounts thereof.

14.  3.07 - Right to Examine and Audit Books and Records

     At its option, Landlord may conduct, at any reasonable time upon seven
(7) days' prior written notice to Tenant, a complete audit to be made of the Books and Records (including the books and records of any subtenant, operator, concessionaire or licensee or of any other store operated by Tenant) for the period covered by any statement required to be furnished by Tenant as set forth above. In the event such examination discloses that Tenant has understated or overstated Gross Receipts by three percent (3%) or more, Tenant agrees to pay to Landlord the reasonable cost of such examination and audit, plus an eighteen percent (18%) administrative fee, and all future annual statements of Gross Receipts shall be certified by an independent certified public accountant. In the event that such examination or audit discloses that Tenant has understated or overstated Gross Receipts by five percent (5%) or more, then, in addition to the foregoing, at Landlord's option, the term of this Lease shall expire ten (10) days after Tenant's receipt of a termination notice from Landlord. Any additional Percentage Rent found to be due and owing to Landlord as a result of any examination or audit shall immediately be due and payable with interest.

15.  3.08 - Delinquent Payments

     If during the term of this Lease Tenant fails to pay the full amount of the Fixed Monthly Minimum Rent, Percentage Rent or "Additional Rent" (defined in Section 3.09) when the same is due and payable, then interest at the monthly rate of two percent (2%) per month or the maximum rate then permitted by law, whichever is less, shall accrue on the unpaid amount from and after the date on which any such sum shall be due and payable, and such interest, together with a Late Charge of Fifty and 00/100 Dollars ($50.00) for each past due payment to cover the extra expense involved in handling such delinquency, shall be paid to Landlord at the time of payment of the delinquent sum. If the term of this Lease is longer than five years, then the Late Charge shall be increased to One Hundred and 00/100 Dollars ($100.00) for each past due payment incurred on or after the commencement of the sixth Lease Year. Landlord shall have the right to apply any payments made by Tenant first to any deficiency in the payment of the interest and administrative charges provided for hereunder. Any payment to be made by Tenant under this Lease shall be deemed to have been paid upon the date that it is received by Landlord. The provision for a Late Charge and interest herein shall not be deemed to grant Tenant any grace period or extension of time or prevent Landlord from exercising its other rights under this Lease. Tenant shall pay to Landlord an administrative fee of Fifty and 00/100 Dollars ($50.00) for each and every check submitted by Tenant which is dishonored. If Landlord receives from Tenant two or more checks which have been dishonored, all checks from Tenant thereafter shall, at Landlord's option, be either certified or cashier's checks.

16.  3.09 - Additional Rent

     All rents, charges, costs, expenses, reimbursements, fees, interest, and other payments to be made by Tenant to Landlord under this Lease, other than Fixed Annual Minimum Rent and Percentage Rent, shall be deemed to be "Additional Rent."

17.  3.10 - Definition of Lease Year and Partial Lease Year

     The term "Lease Year" is defined to mean a period of twelve (12) consecutive calendar months commencing on the first day of January. Any portion of the term which is less than a Lease Year shall be deemed a "Partial Lease Year" and computations requiring proration shall be made on a per diem basis using a 365 day year. In order to achieve uniformity in the operation of the Shopping Center, Landlord reserves the right to designate and change the beginning and ending day of the Lease Year, notice of which shall be given to Tenant.

18.  3.11 - Place for Payments

     Tenant shall deliver to Landlord all payments of Fixed Monthly Minimum Rent, Percentage Rent and Additional Rent at the office of Landlord shown at the beginning of this Lease or such other place as may be designated by Landlord.


ARTICLE 4

Taxes

19.  4.01 - Real Property Taxes

     (a) Landlord will pay in the first instance all real property taxes (which shall include property tax assessments, water and sewer rent rates and charges, parking and environmental surcharges, and any other governmental charges, general and special, ordinary and extraordinary) which may be levied or assessed by any lawful authority against land or improvements located in the Shopping Center (collectively "Real Property Taxes"). The amounts required to be paid by Landlord or any tenant or occupant of the Shopping Center pursuant to any Payment in Lieu of Tax Agreement entered into with a taxing authority having jurisdiction over the Shopping Center shall be considered for the purposes of this Lease to be included within the definition of Real Property Taxes.

     (b) During the term of this Lease, Tenant shall pay to Landlord as Additional Rent, Tenant's Allocable Share of all Real Property Taxes. Real Property Taxes shall include a charge equal to eighteen percent (18%) of the Real Property Taxes relating to the Common Areas. Tenant's Allocable Share shall be computed under Section 23.03(a) as of the first day of each respective Lease Year. If the Premises are separately assessed, then Tenant agrees to pay to Landlord, as Additional Rent, the amount of the Real Property Taxes separately assessed against the Premises including the land lying thereunder plus Tenant's Allocable Share of the Real Property Taxes assessed against the Common Areas of the Shopping Center.

     (c) Tenant agrees that following the Term Commencement Date, Tenant shall pay to Landlord, as Additional Rent and within ten (10) days after receipt of a bill therefor, the amount of Tenant's Allocable Share of all Real Property Taxes, computed as of the Term Commencement Date for the then current tax fiscal year(s). Such amount shall be calculated on the basis of the number of days (from the Term Commencement Date) remaining in each such current tax fiscal year. Thereafter, Tenant shall pay to Landlord, as Additional Rent, all sums due pursuant to Section 4.01 (b) in monthly installments, in advance and without prior notice or demand, on or before the first day of each month during the term of this Lease, in an amount estimated by Landlord, such that Landlord will have received the full amount of Tenant's Allocable Share of Real Property Taxes in time for payment to applicable taxing authority when due. In the event Landlord is required to escrow Real Property Taxes, Landlord may, but shall not be obligated to, use the amount required to be escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Allocable Share of Real Property Taxes based upon the tax bills or assessment bills for each tax fiscal year. If the total amount paid by Tenant under this Section 4.01 (c) for any tax fiscal year during the term of this Lease is less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the deficiency within ten (10) days after demand therefor by Landlord. If the total amount paid by Tenant hereunder for any year exceeds the amount due from Tenant for such year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this Section
4.01 (c). For the tax fiscal years in which this Lease commences and expires, the provisions of this paragraph shall apply and, to the extent necessary, Tenant's liability for its Allocable Share of any Real Property Taxes for such year shall be subject to a pro rata adjustment based on the appropriate number of days of said tax fiscal years. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Real Property Taxes to which such bill relates. Without representation or warranty of any kind, Landlord estimates, as of the date of this Lease, based upon the 2003 tax fiscal year (defined as the period from July 1, 2002 to June 30, 2003 for school taxes and January 1, 2003 to December 31, 2003 for town and county taxes), Tenant's Allocable Share of Real Property Taxes for said 2003 tax fiscal year is estimated to be Seven and 84/100 Dollars ($7.84) per square foot of floor area within the Premises (as set forth in Section 1.01 of this Lease) as calculated pursuant to Section 23.03 of this Lease (which amount includes a charge equal to eighteen percent (18%) of the Real Property Taxes relating to the Common Areas). Such amount is subject to adjustment based upon increases in tax assessments or rates affecting such tax fiscal year.

     (d) In an attempt to control the costs for off-site improvements which are required by governmental authorities for the development, operation or expansion of the Shopping Center (for example: highway improvements, sewer and water facilities), Landlord may agree with such governmental authorities to be responsible for the construction of such off-site improvements. In such case, upon notice from Landlord, Tenant shall pay to Landlord, as Additional Rent and in lieu of any special district real estate taxes relating to such improvements which could otherwise be imposed against the Shopping Center if such improvements were constructed under governmental responsibility, an annual charge representing Tenant's Allocable Share of the amortized cost of such facilities. Tenant's Allocable Share of such costs shall be computed in the same manner as used to compute Tenant's Allocable Share of Real Property Taxes as provided in Section 4.01(b) above. This annual charge shall be paid by Tenant in equal monthly installments, in advance, on the first day of each calendar month during the term of this Lease.

     (e) Landlord may seek a reduction in the assessed valuation (for Real Property Tax purposes) of the Shopping Center or any portion thereof by administrative or legal proceeding. Tenant shall pay to Landlord Tenant's Allocable Share of Landlord's costs for said proceedings, including counsel fees, appraisal fees and other similar expenses, within ten (10) days after Tenant's receipt of a statement from Landlord therefor. Tenant's Allocable Share of such costs shall be computed under Section 23.03(a) hereof. Landlord shall reimburse Tenant for Tenant's Allocable Share of any refund of Real Property Taxes (after deducting any unpaid portion of Tenant's Allocable Share of Landlord's costs for such proceedings) resulting from any proceeding for which Tenant has paid Tenant's Allocable Share of Real Property Taxes.

     (f) Should any alteration or improvement performed by or for Tenant during the term of this Lease cause an increase in assessment, Tenant shall pay to Landlord the full cost of all Real Property Taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to
Section 4.01(b).

     (g) Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge or assessment upon or against the rents payable by Tenant to Landlord, or upon or against the Common Areas, whether by way of substitution for or in addition to any existing Real Property Tax or otherwise, Tenant shall be responsible for and shall pay Tenant's Allocable Share of such tax in the manner provided in Section 4.01(c).

20.  4.02 - Tenant's Taxes

     Tenant shall, at all times, be responsible for and pay, before delinquency, all municipal, county, state or federal taxes charged against Tenant's income, sales, fixtures, furnishings, equipment, stock-in-trade or other personal property of any kind owned, installed or used in or on the Premises, and any tax now or hereafter charged against Tenant on any other basis.


ARTICLE 5

Construction and Financing

21.  5.01 - Landlord's Work

     Prior to the Term Commencement Date, Landlord shall perform at Landlord's expense all items of "Landlord's Work," if any, described in Exhibit B attached hereto and made a part hereof, in accordance with the Outline Specifications set forth in Exhibit D attached hereto and made a part hereof. Tenant agrees to accept the Premises in its "as is" condition on the date possession of the Premises is made available to Tenant without any express or implied warranty concerning the condition of the Premises by Landlord or its agents, and agrees, at its sole cost and expense, to complete all improvements necessary to prepare the Premises for the conduct of Tenant's business in the Premises in accordance with the Outline Specifications set forth in Exhibit D. Tenant represents, warrants and covenants that it shall build out the Premises in full conformance with plans approved by Landlord or Tenant shall be deemed in default of this Lease. In the event of such default, Landlord shall have the right to terminate this Lease, in addition to all other rights and remedies available to Landlord under applicable law or under this Lease. Any non-standard item of Landlord's Work requested by Tenant or necessitated by Tenant's location, space plans or business operation shall be performed by Landlord at Tenant's additional cost, plus ten percent (10%) for profit and eighteen percent (18%) for administration.

22.  5.02 - Tenant's Work

     (a) Prior to the Term Commencement Date, Tenant, shall at its sole cost and expense perform "Tenant's Work" described in Exhibit C attached hereto and made a part hereof, in accordance with the Outline Specifications set forth in Exhibit D. Any item of Tenant's Work which Tenant requests Landlord to perform on the Tenant's behalf and which Landlord agrees to undertake shall be provided to Tenant at Tenant's additional cost, plus ten percent (10%) for profit and eighteen percent (18%) for administration.
Tenant acknowledges its ability to perform Tenant's Work, and no delay in its performance shall cause or be deemed to cause any delay or postponement in the Term Commencement Date. Use by Tenant of a contractor known to Landlord or a contractor that has previously done work for Landlord shall not subject Tenant to such additional charges unless Landlord assumes responsibility for such work.

     (b) Tenant agrees, at Tenant's expense, to obtain and maintain for so long as Tenant's Work continues, public liability insurance, builder's risk property insurance covering Tenant's Work, and Workers' Compensation insurance adequate to fully protect Landlord, as well as Tenant, from and against any and all liability for death of or injury to persons or damage to property caused in or about the Premises, or by reason of the construction of Tenant's Work. Tenant shall furnish to Landlord certificates evidencing said coverage prior to the commencement of Tenant's Work (see Exhibit D for further insurance requirements).

23.  5.03 - Payment

     Any payment to be made by Tenant to Landlord for items of Landlord's
Work to be completed by Landlord as provided in Section 5.01, or for any items of Tenant's Work which Tenant requests Landlord to perform and which Landlord agrees to undertake as provided in Section 5.02, shall be paid for by Tenant, as Additional Rent, within ten (10) days after receipt of a bill therefor.

24.  5.04 - Financing

     (a)  Intentionally deleted.

     (b) If Landlord can obtain approval of this Lease from a mortgagee for the purposes of financing or refinancing only upon the basis of modifications of terms and provisions of this Lease, Landlord shall have the right to terminate this Lease if Tenant refuses to approve any such modifications within thirty (30) days after Landlord's request therefor. The lease modifications referred to herein shall not relate to those provisions pertaining to size or location of the Premises, length of the term, or amount of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent. If such right to terminate is exercised, this Lease shall thereafter be null and void, and neither party shall have any liability to the other by reason of such cancellation.

     (c) On or before the last day of June of each Lease Year following the date of this Lease, and immediately upon request by Landlord in connection with any financing or sale of the Shopping Center, Tenant or any Guarantor shall provide to Landlord financial statements for Tenant's or any Guarantor's last fiscal year, including a balance sheet, sales reports and statements of income.

ARTICLE 6

Conduct of Business by Tenant

25.  6.01 - Use of Premises and Trade Name

     Throughout the term, Tenant shall use the entire Premises solely for the purpose as set forth in Section 1.03 and shall operate its store in the Premises under the trade name set forth in Section 1.03. Tenant shall not use or permit, or suffer the use of the Premises, or any part thereof, for any other business or purpose or under any other trade name.

26.  6.02 - Tenant's Operating Covenant

     Tenant shall occupy the Premises on and after the Term Commencement Date and shall continuously operate its store in the entire Premises during the full term of this Lease. Tenant shall operate the Premises in a manner consistent with the majority of the other stores/comedy clubs operated by Tenant as of the date hereof under the same trade name and having the same or similar use as the use as provided for in this Lease, and with due diligence and efficiency so as to maximize Gross Receipts. Tenant shall carry at all times in the Premises a stock of merchandise of a size, character and quality as shall be reasonably designed to produce the maximum return to Landlord and Tenant. Tenant shall use for office, storage, or other non-selling purposes only such space as is reasonably required for the proper operation of Tenant's retail business in the Premises. Tenant shall conduct its business in the Premises during such days, nights and hours as Landlord shall direct. Tenant acknowledges and agrees that the Shopping Center's success is dependent upon the continued operation of Tenant's business, and that the maintenance of the character and quality of the Shopping Center is enhanced by the continued occupancy of the Premises and the regular conduct of Tenant's business as required herein. In the event Tenant ceases operation prior to the expiration date set forth in Section 2.02, Landlord shall have the right to obtain a court order for specific performance of the operating covenant as set forth in this Section 6.02. During any period Tenant shall fail to operate the Premises provided herein, Tenant shall pay as liquidated damages, on account of damages suffered by Landlord due to the loss of Percentage Rent, the damage to the character and quality of the Shopping Center and other non-quantifiable adverse effects caused by Tenant's failure to continually operate, a sum equal to the greater of (i) fifteen percent (15%) of the Fixed Annual Minimum Rent calculated on a per diem basis and (ii) the per diem amount of Percentage Rent that would have been due from Tenant based upon Annual Gross Receipts equal to twelve times the average of the Gross Receipts from the three (3) highest months of Tenant's operations during the twenty-four (24) month period immediately prior to the first day of Tenant's failure to continually operate, for each day that Tenant shall fail to operate the Premises for the remainder or unexpired portion of the term. Landlord and Tenant acknowledge and agree that the amount of liquidated damages set forth in the immediately preceding sentence is a fair and reasonable estimate of damages and that this Lease is a commercial transaction in which both parties were represented by counsel of their respective choosing. Tenant hereby waives any right to claim that the amount of liquidated damages in this Section may constitute a penalty. The payment of such sums shall not relieve Tenant of any of its obligations under this Lease. Notwithstanding the foregoing, Tenant shall operate the Ticket Kiosk from at least 12:00 p.m. through 10:00 p.m. seven (7) days per week, and shall operate the Primary Premises from at least 7:00 p.m. through close (which shall be no earlier than the time designated by Landlord, unless sooner required for compliance with applicable liquor laws) at least five (5) days per week. Tenant shall also be permitted to operate the Primary Premises for daytime and/or matinee performances.

27.  6.03 - Competition

     As of the date of this Lease, Tenant shall not directly or indirectly, without the prior written consent of Landlord, operate, manage, franchise, license or have any interest in any other business located within a radius of ten (10) miles from the outside boundary of the Shopping Center, which business is engaged in the same or similar use as the use provided for in this Lease; nor, if Tenant is a corporation, shall any officer or director, or any shareholder owning more than ten percent (10%) of the issued and outstanding stock of Tenant, nor any entity affiliated with Tenant in any manner whatsoever (including without limitation a member of the immediate family of any officer, director or ten percent (10%) shareholder of Tenant), have any such interest without the prior written consent of Landlord; nor, if Tenant is a partnership, shall any partner or any member of the immediate family of any partner nor any entity affiliated with Tenant in any manner whatsoever have any such interest without prior written consent of Landlord; nor if Tenant is a limited liability company, shall any officer or member of Tenant or any member of the immediate family of any officer or member of Tenant nor any entity affiliated with Tenant in any manner whatsoever have any such interest without prior written consent of Landlord. If, during the first five years of the term, Tenant or any such officer, director, shareholder, affiliate, partner, member or family member does operate, manage, franchise, license or have any interest in any such business without the prior written consent of Landlord, Landlord shall have the right, at its option, in addition to all other rights and remedies to which Landlord may avail itself pursuant to this Lease, as liquidated damages and not as a penalty, to require that sales resulting from such business shall be included in the amount of Gross Receipts used to compute Percentage Rent hereunder. After the first five years of the term, if Tenant or any such officer, director, shareholder, affiliate, partner or family member does operate, manage or have any interest in any such business without the prior written consent of Landlord, Landlord shall have the right, at its option, in addition to all other rights and remedies to which Landlord may avail itself pursuant to this Lease, to require, as liquidated damages and not as a penalty, that ten percent (10%) of gross receipts resulting from such business shall be paid to Landlord. The prohibitions in this Section 6.03 shall extend to and expire on the expiration date set forth in Section 2.02 hereof notwithstanding any earlier termination resulting from Tenant's default hereunder.

28.  6.04 - Other Business Practices

     (a) Tenant shall keep the Premises and all show windows and signs and any loading area and other areas allocated for the sole use of Tenant in good, neat and clean condition. Tenant shall keep the Premises and any sidewalk or service area contiguous to or part of the Premises free of debris, snow and ice, rubbish, garbage, pests, rodents and vermin, and, upon two (2) days' notice by Landlord to Tenant of Tenant's failure to do so, Landlord may remove such debris, snow and ice, rubbish, garbage, pests, rodents and vermin and charge Tenant the actual cost of such removal plus eighteen percent (18%) for administration.

     (b) Tenant shall keep its display windows stocked and electrically lighted during such periods of time as may from time to time be required by Landlord of substantially all other retail businesses in the Shopping Center.

     (c) Tenant shall load and unload its merchandise, equipment and supplies and remove its rubbish only by way of the loading area and service doors designated by Landlord for Tenant's use.

     (d) Tenant shall not commit nor permit any act or practice which may tend to injure the building occupied by Tenant, nor permit its equipment to be a nuisance to other tenants, nor keep merchandise on or obstruct the mall area or sidewalks or other areas outside the Premises, nor conduct or permit any fire, bankruptcy, auction or going-out-of-business sale, nor erect or retain any sign, light, lettering, inscription, symbol or mark which is not approved by Landlord, nor install any antenna, fixture, or improvement outside of the Premises, nor permit any loudspeaker, radio or television broadcast to be heard outside the Premises, nor sell or display merchandise outside the Premises.

     (e) In all Tenant's printed material referring to the location of the Premises and in all of Tenant's local advertising (by newspaper, radio, television or otherwise), Tenant shall include in any reference to Tenant's place of business the name (and where appropriate the symbol) of the Shopping Center.

     (f) Tenant agrees to store in the Premises only such merchandise as is to be offered for sale at retail from the Premises within a reasonable time after receipt; to store all trash and refuse in adequate containers within the Premises and to maintain such containers in a healthy, safe, neat, odor free and clean condition and in a location so as not to be visible to members of the public shopping in the Shopping Center, and to attend to the daily disposal thereof in the manner designated by Landlord; and to conform to all rules and regulations which Landlord may make in the management and use of the Shopping Center requiring such conformance by Tenant and Tenant's employees. If the Premises are used for the sale of food, Tenant shall store all trash, refuse and garbage in a garbage storeroom or compartment which Tenant shall install and keep in good repair at its sole expense. Landlord may require that the Premises be periodically treated against pests, rodents or vermin, and in such event, Tenant will, at its sole cost and expense, enter into a contract with a professional pest control service for the performance of such work, which contract and service shall be subject to Landlord's prior approval.

     (g) Tenant agrees to contract with a third party rubbish removal contractor designated by the Landlord and shall pay directly to such contractor, when due, all charges at the rate established therefore from time to time for the collection and removal of rubbish produced on the Premises and in the course of the operation of Tenant's business. Tenant covenants to properly dispose of all rubbish, trash and refuse produced on the Premises in accordance with applicable Governmental Orders relating to the disposal, sorting and/or recycling of trash or refuse.

     (h) Tenant shall comply with all further rules and regulations for the use and occupancy of the Shopping Center as Landlord from time to time promulgates for the best interests of the Shopping Center, provided that if Tenant disputes the reasonableness of any further rule or regulation, Tenant shall notify Landlord within ten (10) days after the promulgation thereof, and the dispute shall be submitted to arbitration pursuant to Section 23.18.

29.  6.05 - Marketing Fund

     (a)  Intentionally Deleted

     (b)  Intentionally Deleted

     (c)  Intentionally Deleted

ARTICLE 7

Common Areas and Operating Costs

30.  7.01 - Definition

     The term "Common Areas" shall mean the interior and exterior areas and facilities within the Shopping Center which are: (i) not leased to a tenant, or (ii) by nature not leasable to a tenant for the purpose of the sale of merchandise or the rendition of services to the general public. Common Areas shall include but shall not be limited to all parking areas and facilities, roadways, driveways, entrances and exits, truck serviceways and tunnels, utilities, water filtration and treatment facilities, retention ponds or basins located within or outside the Shopping Center, retaining and exterior walls, sidewalks, open and enclosed malls, outside courts, landscaped and planted areas, escalators, stairways, elevators, service corridors, service areas, loading docks, hallways, public restrooms, community rooms or areas, roofs, equipment, signs and any special services provided by Landlord for the common or joint use and benefit of all tenants in the Shopping Center, their employees, customers and invitees.

31.  7.02 - Development of Common Areas

     Landlord shall make available from time to time such Common Areas, which may in part consist of areas made available by means of REA or other agreements, for the common benefit to the tenants and occupants of the Shopping Center as Landlord shall deem appropriate. Subject to the provisions of any REA Agreement, Landlord shall operate, manage, equip, heat, cool, ventilate, insure, repair and maintain such Common Areas for their intended purposes in such a manner as Landlord shall, in its sole discretion, determine. Landlord shall at all times have the right to determine, change or alter the nature, extent, size or location of the Common Areas and Landlord shall not be subject to liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of rent on account of any such determination or change, nor shall any such action be deemed an actual or a constructive eviction of Tenant.

32.  7.03 - Use of Common Areas

     Tenant and its officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated from time to time by Landlord, subject to such regulations as Landlord may from time to time impose, including the designation of the days and hours of operation and use and designation of specific areas in which motor vehicles owned or used by Tenant, its officers, employees, and agents must be parked. Tenant shall, upon request, furnish to Landlord the license numbers and descriptions of the motor vehicles operated by Tenant and its officers, agents and employees. If Landlord designates such parking areas, and if any motor vehicle of Tenant, or an officer, employee or agent of Tenant is parked in any other portion of the Shopping Center, Tenant shall pay to Landlord, upon demand, the sum of Fifty and 00/100 Dollars ($50.00) for each such motor vehicle for each day, or part thereof, such motor vehicle is so parked, and Tenant hereby authorizes Landlord to tow or cause any such car to be towed to the then designated parking area, and Tenant hereby agrees to reimburse Landlord for the cost thereof upon demand, and otherwise indemnify and hold Landlord harmless with respect thereto. Tenant agrees to abide by such regulations and to use its best efforts to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord may at any time close temporarily the Common Areas or any portion thereof to make repairs or changes to prevent the acquisition of public rights therein, or to discourage noncustomer parking, and may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their permitted officers, employees, agents, customers, and invitees, to use any part of the parking areas and other Common Areas. Landlord shall have the sole and exclusive right to use the Common Areas for advertising purposes, promotions, exhibits, shows, displays, kiosks and such other similar uses.

33.  7.04 - Common Area Costs

     (a) Tenant shall pay to Landlord, as Additional Rent, monthly in advance on the first day of each month, a sum equal to one-twelfth (1/12) of the Common Area Charge. The "Common Area Charge" shall be an annual charge of $3.50 per square foot of the Premises for the Common Area Costs defined in
Section 7.04(b), subject to adjustment as provided in Section 7.05.

     (b) "Common Area Costs" shall mean the total costs and expenses incurred in operating, managing and maintaining the Shopping Center and the Common Areas, including but without limitation, such maintenance, repair, replacement and remodeling as shall be required in Landlord's sole and absolute judgment to preserve the utility thereof in the same condition and status as existed at the time of completion of the original construction.

34.  7.05 - Adjustment to Payment

     Upon the first day of January next following the Term Commencement Date and upon the first day of January of each Lease Year thereafter, the amount of Tenant's Common Area Charge then in effect shall increase by five percent (5%). Tenant acknowledges and agrees that Tenant shall have no right to audit Landlord's books and records concerning Common Area Costs.

35.  7.06 - Payment of Extraordinary Common Area Costs

     If Tenant opens the Premises for business or remains open for business in the Premises at a time when Tenant is not required under the terms of this Lease to be open and when less than fifty percent (50%) of the total leased area of the buildings in the Shopping Center is open for business, then for each such day on which Tenant is open for business in the Premises, Tenant, as Additional Rent, shall pay to Landlord, in addition to and together with Tenant's payment of the Common Area Charge due Landlord as provided by Section 7.04, a sum equal to one twenty-fifth (1/25) of the monthly amount of Tenant's Common Area Charge.


ARTICLE 8

Energy, Utility and Sprinkler Costs

36.  8.01 - Energy and Utility Charges

     (a) Prior to entering into possession of the Premises, Tenant shall make application to the appropriate local authority, municipality or other governmental agency or other Energy Provider (as defined in Section 8.01(b) below) to obtain service for Tenant's electric, water, and any other utility requirements. The Premises shall be separately metered for electricity and water. Tenant shall be solely responsible for the cost of obtaining such services and the cost of providing, installing, maintaining, repairing and replacing any required meters. Tenant shall pay to Landlord, within ten (10) days after receipt of a bill therefor, the cost of any sewer rents or sanitary charges for service used upon or furnished to the Premises at the rates in effect from time to time which would be applicable to Tenant as a direct customer of the utility or municipality providing sewer and sanitary services to the Center.

     (b) From and after the date Tenant first enters into possession of the Premises, Tenant shall be responsible for the cost of electricity, gas, water and any other utility service used or consumed in the Premises and shall pay when due the cost of such services provided by the utility company designated by Landlord (the "Energy Provider") serving the Shopping Center.


37.  8.02 - Miscellaneous Utility Provisions

     (a) Tenant shall not install within the Premises any equipment, fixtures or appliances which exceed the capacity of the utility facilities within or serving the Premises. If any such equipment, fixtures or appliances installed by Tenant requires additional utility facilities, the same shall be installed by Tenant at Tenant's sole cost and expense. Tenant agrees to use all reasonable precautions to guard against the waste of energy.

     (b) Tenant shall operate the heating, ventilating and cooling systems serving the Premises such that the temperature in the Premises will be the same as that in the Common Areas, and Tenant shall set Tenant's thermostat at the same temperature as exists in the Common Areas. Tenant shall operate ventilation equipment such that the relative air pressure in the Premises will be the same as or more than that in the Common Areas.

     (c) Landlord shall not be liable for any damages resulting from or arising out of any discontinuance by the Energy Provider of services to the Premises as a result of Tenant's non-payment of bills or charges for applicable utility services. Such discontinuance shall not constitute a termination of this Lease or an actual or constructive eviction of Tenant from the Premises.

     (d) Tenant agrees that Landlord shall not be responsible for any interruption of business or damage to the Premises resulting from an interruption of utility service caused by the Energy Provider, any utility company or governmental regulatory agency.


ARTICLE 9

Fixtures, Alterations, Signs

38.  9.01 - Installation By Tenant

     Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior sign, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings, or make any changes to its store-front or interior decor without first obtaining Landlord's approval and consent in each instance. Tenant shall present to Landlord plans and specifications of such work at the time approval is sought and pay to Landlord a design review fee of Five Hundred and 00/100 Dollars ($500.00). All permitted alterations, additions or improvements shall be done in a good and workmanlike manner in compliance with all applicable laws and ordinances and shall not interfere with the conduct of Tenant's normal business. Any alteration, addition or improvement done to the Premises by Tenant without Landlord's approval shall be immediately returned to its original condition at Tenant's expense upon request by Landlord at any time. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant hereby warrants that such fixtures will be free from defects in material and workmanship and designed, constructed and installed so as not to be hazardous to persons who may come on to the Premises.

39.  9.02 - Removal and Restoration by Tenant

     All alterations, additions, improvements or installations made by Tenant, or made by Landlord on Tenant's behalf and at Tenant's expense, shall remain the property of Tenant for the term of the Lease. Such alterations, additions, improvements, trade fixtures and equipment shall not be removed from the Premises prior to the end of the term hereof without the prior consent in writing from Landlord. Upon expiration of the term of the Lease or upon Tenant's vacating the Premises whether by eviction, surrender, or otherwise prior to expiration of the term, all permanent leasehold improvements and fixtures or equipment permanently attached to the real estate or other personal property shall be deemed abandoned by Tenant and shall become the property of Landlord (unless, as a condition of its consent to install same, Landlord shall have required the subsequent removal thereof by Tenant). Tenant shall surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Within five (5) days following the expiration or earlier termination of this Lease, Tenant shall remove furnishings, equipment, trade fixtures and personal property from the Premises, or Landlord shall have the option of retaining, removing, or disposing of such property at Tenant's expense. Tenant shall repair or cause to be repaired any damage to the Premises caused by such removal.

40.  9.03 - Signs, Awnings and Canopies

     Tenant will not place or maintain or suffer to be placed or maintained on or in an exterior door, wall or window of the Premises any sign, awning or canopy, decoration, lettering or advertising matter or other thing of any kind without first obtaining Landlord's written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. The parties agree that Tenant shall have signage within the common areas crosshatched on Exhibit G attached hereto, which signage shall include a marquee sign and additional signage along said corridor. Additionally, at Landlord's sole discretion, Landlord may permit additional temporary or permanent promotional signage within the Shopping Center at mutually agreeable times and locations.

41.  9.04 - Remodeling of the Premises

     Tenant shall maintain the Premises in first (1st) class condition
("First Class Condition") at all times during the term of this Lease, and shall complete any repairs, maintenance or remodels without any interruption of Tenant's business. For purposes of this Section 9.04, First Class Condition shall include, but not be limited to, maintaining or replacing ceiling tiles, floor covering, interior decor, store front, fixtures and store signage, as needed, and maintaining the Premises in compliance with all codes or governmental regulations or orders which may then be in effect for the jurisdiction within which the Shopping Center is located. All work required to maintain the Premises in First Class Condition shall be done at Tenant's sole cost and expense in accordance with plans which shall be submitted by Tenant to Landlord for approval prior to the commencement of any work.


ARTICLE 10

Repairs and Maintenance

42.  10.01 - Landlord's Obligation to Repair

     Landlord agrees to repair and maintain the common areas, outside walls, structure and foundation of the building containing the Premises in good order and serviceable condition. Landlord shall not be required to commence any such repair until a reasonable time after written notice from Tenant that the same is necessary. There is excepted from this covenant the following, which shall be Tenant's responsibility:

     (a) Repair of damage caused by the act or omission of Tenant, its employees, agents, contractors, customers, invitees or licensees;

     (b)  Repair of any loading areas not used in common with others; and

     (c)  Repairs which are the responsibility of Tenant in accordance with
Section 10.02.

43.  10.02 - Tenant's Obligation to Repair

     (a) Tenant agrees, at its sole cost and expense, to repair and maintain the Premises in good order and condition, including but not limited to the non-structural portions of the Premises, including store front, loading areas, show windows, doors, windows, plate and window glass, ceilings, floor coverings, Tenant's HVAC systems, and the plumbing, sprinkler, electric and sewage systems, facilities, appliances, lighting fixtures and other systems and improvements located within or exclusively serving the Premises. In addition, Tenant shall be responsible, at its sole expense, for the repair and maintenance of its rooftop HVAC unit(s) (if any) and any other equipment or improvement located outside the Premises which is constructed or installed by Tenant or at Tenant's request. Tenant shall obtain Landlord's prior consent before making any repair or performing any maintenance which may adversely affect any aspect of the Shopping Center's operation.

     (b) During the entire term, Tenant agrees to maintain, at Tenant's sole cost, a maintenance contract with an independent HVAC contractor approved by Landlord covering at least the routine items of maintenance for Tenant's HVAC systems as are recommended by the manufacturer of such systems, provided that the cost thereof at all times shall be reasonable and competitive.
Tenant agrees to provide Landlord with a copy of such HVAC service contract within thirty (30) days following the Term Commencement Date. Further, Tenant agrees during the entire term of this Lease to use the sprinkler service company designated by Landlord for any repairs or maintenance required for Tenant's sprinkler system, provided that the cost thereof at all time shall be reasonable and competitive.

     (c) If repairs are required to be made by Tenant pursuant to the terms of the Lease, Landlord may demand (but shall not be required to do so) that Tenant make the same forthwith, and if Tenant refuses or neglects to commence to such repairs and complete the same with reasonable dispatch after such demand, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that it will, on demand, pay as Additional Rent to Landlord, the cost thereof, and an eighteen percent (18%) administration fee, and if Tenant defaults in such payment, Landlord shall have the remedies provided in Article 15 hereof. Likewise, if repairs are required under the terms hereof to be made by Landlord and it fails or refuses after twenty (20) days' notice and demand by Tenant to commence such repairs and thereafter diligently prosecute same to completion, then Tenant shall have the right to make such required repairs. Landlord shall reimburse Tenant for the cost of such repairs within twenty (20) days after receipt by Landlord of evidence of payment therefor by Tenant; however, Tenant shall have no right to offset such costs against the payment of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent.

     (d) If Tenant's use of the Premises requires a grease trap, Tenant agrees to maintain, at Tenant's sole cost, a maintenance contract with an independent service contractor approved by Landlord to inspect, clean and repair such grease trap at such intervals as may be required by Tenant's use but in no event less frequently than once a month.

44.  10.03 - Article Not Applicable to Fire or Condemnation

     The provisions of this Article shall not apply to the repair of damage caused by fire, casualty, which matter is covered under Article 13, nor shall these provisions apply to a taking under the power of Eminent Domain, which matter is covered under Article 14.


ARTICLE 11

Indemnity

45.  11.01 - Indemnity

     Tenant will indemnify and hold harmless Landlord, Landlord's managing agent and such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible, from and against any and all claims, actions, damages, liabilities and expenses in connection with loss of life, personal injury, bodily injury or damage to property arising from or out of any occurrence in, upon or at the Premises, from or out of the occupancy or use by Tenant of the Premises or the Shopping Center or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, lessees, invitees or concessionaires. In case Landlord, Landlord's managing agent or such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible, shall be made a party to any action or proceeding commenced by or against Tenant, then Tenant agrees to protect and hold such parties harmless and to pay all costs, expenses and reasonable attorneys' fees incurred or paid by such parties in connection with such action or proceeding. Tenant shall pay to such parties all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the terms, conditions, covenants and agreements in this Lease. Notwithstanding the foregoing, Tenant shall have no obligation under this Section 11.01 to indemnify Landlord, Landlord's managing agent and such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible for the gross negligence or intentional act(s) of Landlord, Landlord's managing agent or such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible.

ARTICLE 12

Insurance

46.  12.01 - Liability Insurance

     Throughout the term of this Lease, Tenant, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, shall maintain personal injury and property damage liability insurance against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, or arising from, in or about Tenant's use of the Common Areas, or resulting from or arising out of products sold from the Premises or Tenant's use of the Common Areas during the term of this Lease, of not less than Three Million and 00/100 Dollars ($3,000,000.00) in respect of personal injury, bodily injury, death or property damage (combined single limit). Such policy shall expressly contain a contractual endorsement to provide coverage for Tenant's indemnification set forth in Section 11.01 of this Lease and shall contain the "Per Location Aggregate" endorsement. Such policy shall be endorsed (1) as primary and (2) to waive rights of subrogation against Landlord. Prior to the Term Commencement Date, Tenant shall provide Landlord with a binder or certificate containing evidence of such coverage and of the coverage required in Sections 12.02(c) and (d) below, and Tenant shall thereafter provide Landlord with appropriate evidence of said coverage upon each anniversary date of the policy. In the event that Tenant fails to provide the certificate as set forth herein or fails to provide such evidence of such coverage at least fifteen (15) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance at Tenant's sole cost and expense and upon demand of Landlord, Tenant shall reimburse Landlord for the cost of procuring such insurance coverage together with eighteen percent (18%) for administration costs.

47.  12.02 - Special Causes of Loss and Difference in Conditions Insurance

     (a) At all times during the term of this Lease, Landlord shall keep all Permanent Improvements, as hereinafter defined, insured for the benefit of Landlord against loss or damage by risks now or hereafter embraced by "Special Causes of Loss" and "Difference in Conditions" coverages and against such other risks as Landlord from time to time reasonably may designate in amounts sufficient to prevent Landlord from becoming a coinsurer under the terms of the applicable policies. In any event, the amount applicable to "Special Causes of Loss" policies shall be not less than ninety percent (90%) of the "Then Full Replacement Cost" (being the cost of replacing the Permanent Improvements exclusive of the costs of excavations and footings below the lowest grade level). The Then Full Replacement Cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) by an appraiser, architect or other person or firm designated by Landlord.

     (b) The Permanent Improvements for purposes of this Section 12.02 shall be deemed to mean the building in which the Premises is situated, the appurtenances thereto and the equipment and other improvements constructed by Landlord and Tenant pursuant to Exhibits B and C. Such Permanent Improvements shall exclude, however, Tenant's merchandise, trade fixtures, furnishings, equipment, wall covering, carpeting, drapes, and all personal property (collectively "Tenant's Personal Property"). Tenants shall provide Landlord with a certificate setting forth the cost of Tenant's Work no less than fifteen (15) days prior to the Term Commencement Date.

     (c) At all times during the term of this Lease, Tenant shall keep all of Tenant's Personal Property situated at or on the Premises, insured with "Special Causes of Loss" and "Difference in Conditions" and "Plate Glass" coverages for not less than the full replacement cost thereof, with any deductible but not to exceed One Thousand and 00/100 Dollars ($1,000.00) on "Plate Glass" and "Special Causes of Loss" and Ten Thousand and 00/100 Dollars ($10,000.00) on "Difference in Conditions" policies.

     (d) Tenant shall maintain, and shall cause all parties performing work on or about the Premises or on behalf of Tenant to maintain, statutory Workers' Compensation coverage according to the laws of the state in which the Shopping Center is located and Employer's Liability coverage in limits of not less than Two Million and 00/100 Dollars ($2,000,000.00).

48.  12.03 - Insurance on Common Areas

     At all times during the term of this Lease, Landlord shall keep the Common Areas insured for personal injury, bodily injury and property damage liability, "Special Causes of Loss" and "Difference in Conditions" property coverage, Workers' Compensation, Employer's Liability and any other casualty or risk insurance which Landlord or Landlord's insurance carrier deems necessary or appropriate. If and to the extent Landlord elects to self insure up to the first One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) of any claims for personal injury or bodily injury, or under Workers' Compensation, there shall be included within insurance costs the amount of any personal injury, bodily injury or Workers' Compensation claim(s) or judgment(s) paid by Landlord, limited, however, in each instance to the lesser of (i) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00), or (ii) the self insured amount of such claim or judgment.

49.  12.04 - Increase in Fire Insurance Premium

     Tenant covenants and agrees to promptly pay to Landlord as Additional Rent, upon demand, the amount of any increase in the rate of insurance on the Premises or on any other part of the Shopping Center that results by reason of Tenant's act(s) or Tenant's permitting certain activities to take place.

50.  12.05 - Tenant to Share Insurance Costs

     (a) During the term of this Lease, Tenant shall pay to Landlord as Additional Rent, Tenant's Allocable Share of all Incremental Insurance Costs (as hereinafter defined) incurred by Landlord under this Article 12. Tenant's Allocable Share shall be computed under Section 23.03(a) as of the first day of each respective Lease Year.

     The term "Incremental Insurance Costs" shall mean, with respect to each Lease Year during the Term, the amount of all insurance costs incurred by Landlord under this Article 12 for such Lease Year (which insurance costs shall include a charge equal to eighteen percent (18%) of the insurance costs related to the Common Areas), less the amount of all insurance costs incurred by Landlord for such costs during the Base Year (as hereinafter defined). The term "Base Year" shall mean the 12-month period used for calculation of insurance costs by Landlord for the year in which the Term Commencement Date occurs (which amount includes a charge equal to eighteen percent (18%) of the insurance costs related to the Common Areas). If insurance costs are separately assessed against the Premises, Tenant agrees to pay to Landlord, as Additional Rent, the amount of the Incremental Insurance Costs, as estimated by Landlord, separately assessed against the Premises plus the Incremental Insurance Costs, as estimated by Landlord, assessed against the Common Areas of the Shopping Center. In the event Incremental Insurance Costs for any Lease Year are less than zero, the Incremental Insurance Costs shall be deemed zero for such Lease Yea.

     (b) Tenant agrees to pay to Landlord, with respect to each insurance year, as Additional Rent, all sums due pursuant to Section 12.05(a), in monthly installments, in advance and without notice or demand, on or before the first day of each month during the term of this Lease, in an amount estimated by Landlord, such that Landlord will have received the full amount of Tenant's Allocable Share of Incremental Insurance Costs. If the total amount paid by Tenant under this Section 12.05 for any insurance year during the term of this Lease is less than the actual amount due from Tenant for such year, Tenant shall pay to Landlord the deficiency within ten (10) days after demand therefor by Landlord. If the total amount paid by Tenant hereunder for any insurance year exceeds the amount due from Tenant for such year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this Section 12.05. For the insurance years in which this Lease commences and expires, the provisions of this paragraph shall apply and Tenant's liability for its Allocable Share of any insurance for such year shall be subject to a pro rata adjustment based on the number of days of said years during which the term of this Lease is in effect.

51.  12.06 - Waiver of Subrogation

     Each party releases and waives on behalf of itself and on behalf of the insurers of such party's property, any and all claims and any rights of subrogation of any such insurer against the other party, its employees and agents for loss (other than loss or damage resulting from the willful act of such other party, its employees and agents) sustained from any peril to property required to be insured against herein, whether or not such insurance is actually in force, or from any peril to property actually insured against, though not required to be under this Lease. The policies of the respective parties shall contain an express waiver of subrogation to this effect.

52.  12.07 - Policies

     All insurance provided in this Article 12 shall be effected under valid and enforceable policies of at minimum a Best rating of A-, XII and issued by insurers of recognized responsibility which are licensed to do business in the state in which the Shopping Center is located. All of Tenant's policies of insurance as required in this Article 12 shall name Landlord, Tenant, Landlord's managing agent and any mortgagee having an interest in any or all part of the Shopping Center the name and address of which Tenant has received written notice, as additional insureds, as their respective interests may appear. Tenant agrees that such policies shall also be made payable, if required by Landlord, to a mortgagee or ground lessor, as the interest of such mortgagee or ground lessor may appear. The loss, if any, under any policies provided for hereunder may be adjusted with the insurance company by Landlord. Each of Tenant's policies shall contain an agreement by the insurer that such policy shall not be terminated, canceled or reduced in coverage without at least thirty (30) days' prior written notice to Landlord and to any mortgagee or ground lessor to whom a loss thereunder is payable. The minimum limits of coverage for all of Tenant's policies of insurance required by this Article 12 shall be increased by Tenant if reasonably required by Landlord.

53.  12.08 - Tenant's Right to Sell Liquor, Beer or Wine

     At all time during the term of this Lease, when liquor, beer or wine are served or offered for sale within the Premises, Tenant shall maintain liquor liability insurance, so called "Dram Shop coverage" for the benefit of Landlord and Tenant against claims for bodily injury, death or property damage resulting from or arising out of the sale or distribution of liquor, beer or wine from the Premises of not less than Three Million and 00/100 Dollars ($3,000,000) in respect of such bodily injury, death or property damage (single combined limit). Landlord shall be named as additional insured under such policy. Such policy shall provide that it is the primary policy in the event of a loss and shall waive subrogation against Landlord. Prior to the Term Commencement Date, Tenant shall provide Landlord with evidence of such insurance coverage, satisfactory to Landlord. Tenant shall thereafter provide Landlord with appropriate evidence of such coverage upon each anniversary date of the policy. In the event Tenant fails to provide a certificate as set forth herein or fails to provide evidence of such coverage at least fifteen
(15) days prior to the expiration date of each expiring policy, Tenant's failure to do so shall be deemed an event of default under the terms of this Lease.

ARTICLE 13

Damage by Fire, Etc.

54.  13.01 - Restoration of Premises

     (a) The parties hereto mutually agree that if the Premises are partially or totally destroyed or damaged by fire or otherwise, then Landlord (subject to being able to obtain all necessary permits and approvals therefor) shall repair and restore the Premises as soon as is reasonably practicable to substantially the same condition in which the Premises existed before such damage; provided that if the insurance proceeds collected or collectible and available to Landlord to pay the cost of such repairs and restorations by Landlord as a consequence of such destruction or damage are less than the cost of such repairs and restoration as estimated by Landlord's architect, Landlord shall not be obligated to commence or perform such repairs and restorations, and this Lease upon notice by Landlord to Tenant shall at the option of Landlord terminate unless Tenant undertakes (in form and upon terms satisfactory to Landlord) to pay the difference between such estimated cost and such insurance proceeds. If, however, the Premises are completely destroyed or so damaged that Landlord cannot reasonably restore or rebuild in four (4) months to substantially the same condition in which the Premises were before such damage, then Landlord shall not be required to rebuild or restore, and this Lease shall be terminable by Landlord serving written notice upon Tenant. In any event, if repairs have not been commenced within sixty (60) days after the date on which Landlord receives the insurance proceeds, this Lease may be terminated by Tenant serving notice upon Landlord following the expiration of such sixty (60) days by giving Landlord not less than thirty
(30) days' advanced written notice of such election, but in no event may Tenant terminate this Lease after such repairs have been commenced by Landlord.

     (b) In the event the Premises are completely or partially destroyed or so damaged by fire or other hazard that the Premises cannot be reasonably used by Tenant or can only be partially used by Tenant and this Lease is not terminated as above provided, there shall be no abatement of rent, it being understood and agreed that the Tenant at its discretion, cost and expense shall procure insurance necessary to protect itself against any interruption of its business.

55.  13.02 - Restoration During Last Three Years

     Anything in Section 13.01 to the contrary notwithstanding, if, within three (3) years prior to the expiration of the initial term or at any time during any renewal term (if any) of this Lease the Premises shall be damaged or destroyed by fire or otherwise and the estimated cost of restoration exceeds Twenty-five Thousand and 00/100 Dollars ($25,000.00), Landlord shall be under no obligation to repair and restore the Premises, and at the election of Landlord by notice to Tenant the Lease shall terminate.

56.  13.03 - Tenant's Obligation Upon Restoration

     In the event of damage or destruction to the Premises and unless this Lease is terminated by Landlord or Tenant as provided in this Article 13, Tenant shall, as soon as possible, repair, redecorate and refixture the Premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to its destruction or casualty, and reopen the entire Premises for business. All proceeds of insurance carried by Tenant on Tenant's Personal Property shall be held in trust for such purposes.


ARTICLE 14

Eminent Domain

57.  14.01 - Eminent Domain

     If the Premises, or such portion thereof as to render the balance wholly unsuitable for the purpose of Tenant, is taken by condemnation or the right of eminent domain, or by agreement between Landlord and those authorized to exercise such right (collectively the "condemnation proceedings"), either party upon written notice to the other shall be entitled to terminate this Lease provided that such notice is given not later than thirty (30) days after Tenant has been deprived possession of use by such taking. Should any part of the Premises be so taken and should this Lease not be terminated in accordance with the foregoing provisions, Landlord covenants and agrees promptly after such taking to expend so much as may be necessary of the net amount which may be awarded to and received by it in such condemnation proceedings in restoring the Premises to an architectural unit as nearly like its condition prior to such taking as shall in the judgment of Landlord be practicable, with an appropriate abatement to be made in Fixed Annual Minimum Rent and a corresponding reduction in Annual Minimum Gross Receipts. Should the net amount so awarded to and received by Landlord be insufficient to cover the cost of restoring the Premises as estimated by Landlord's architect, Landlord may at its election, supply the amount of such insufficiency and restore the Premises, as above provided, or terminate this Lease. Where Tenant has not already exercised any right of termination accorded to it under this Section 14.01, Landlord shall notify Tenant of Landlord's election within ninety (90) days after the final determination of the amount of the award.

58.  14.02 - Landlord Entitled to Award

     Out of any award for any such taking of the Premises or any part thereof, Landlord shall be entitled to receive and retain the amounts awarded for such Premises, except that Tenant shall be entitled to receive and retain only amounts which may be specially awarded to it in any such condemnation proceedings because of the taking of its trade fixtures and its leasehold improvements which have not become a part of the realty, and such business loss as Tenant shall specifically and separately establish, but not otherwise. It is understood in the event of the termination of this Lease as aforesaid, Tenant shall have no claim against the Landlord or the condemning authority for the value of any unexpired term of its Lease and no right or claim to any part of the award on account thereof. Tenant hereby waives each such claim or right and assigns any such claim or right to Landlord.


ARTICLE 15

Bankruptcy and Default Provisions

59.  15.01 - Events of Default and Conditional Limitation

     (a) If at any time prior to or during the term any one or more of the following events occurs, each such event shall constitute an "event of default":

     (i) Tenant or Tenant's Guarantor, if any, makes an assignment for the benefit of its creditors;

     (ii) Tenant or Tenant's Guarantor, if any, becomes insolvent;

     (iii)The leasehold estate hereby created in Tenant is taken on execution or by other process of law;

     (iv) Any petition is filed against Tenant or Tenant's Guarantor, if any, in any court, whether or not pursuant to any bankruptcy, reorganization, composition extension, arrangement or insolvency proceedings, and Tenant or Tenant's Guarantor is thereafter adjudicated bankrupt, or such petition is approved by the Court, or the Court assumes jurisdiction of the subject matter and such proceedings are not dismissed within ninety (90) days after the institution of the same; or any such petition is so filed by Tenant, or Tenant's Guarantor;

     (v) In any proceedings, a receiver or trustee is appointed for Tenant's property or the property of Tenant's Guarantor and such receivership or trusteeship is not vacated or set aside within ninety (90) days after the appointment of such receiver or trustee;

     (vi) There is a transfer or an attempted transfer of this Lease or of Tenant's interest thereof in violation of the restrictions set forth in
Article 17 of this Lease;

     (vii) Tenant ceases operation in or vacates or abandons the Premises or otherwise fails to fully perform the obligations contained in Sections 6.01 and 6.02 of this Lease;

     (viii) Tenant fails to comply with any local, state or federal law, rule or regulation governing the use, handling and disposal of Hazardous Materials or is otherwise in violation of the obligations contained in Section 18.03 of this Lease;

     (ix) Tenant fails to comply with the obligations contained in
Section 21.03 of this Lease;

     (x) Tenant or Tenant's Guarantor, if any, fails to pay any installment of the Fixed Annual Minimum Rent, Percentage Rent, Additional Rent or any portion of any such payment, when the same becomes due and payable, and such failure continues for ten (10) days after notice from Landlord to Tenant;

     (xi) Tenant or Tenant's Guarantor, if any, fails to pay any installment of the Fixed Annual Minimum Rent, Percentage Rent, Additional Rent or any portion of such payment, when same becomes due and payable, and such failure occurs on three (3) or more occasions in any Lease Year or Partial Lease Year;

     (xii) Tenant or Tenant's Guarantor, if any, fails to perform or observe any other requirement of this Lease (not hereinbefore specifically referred to) on the part of Tenant to be performed or observed and such failure continues for thirty (30) days after notice from Landlord to Tenant; or

     (xiii) Tenant fails to comply with the obligations contained in Section 1.03 of this Lease, and such failure continues for ten (10) days after notice from Landlord to Tenant; or where any such event shall occur on two or more occasions in any Lease Year or Partial Lease Year.

     (b) This Lease and the term are expressly subject to the conditional limitation that upon the happening of any one or more of the aforementioned events of default, Landlord, in addition to the other rights and remedies it may have, shall have the right to immediately declare this Lease terminated and the term ended, in which event all of the right, title and interest of Tenant hereunder shall wholly cease and expire upon receipt by Tenant of a notice of termination. Tenant shall then quit and surrender the Premises to Landlord in the manner and under the conditions as provided for under this Lease, but Tenant shall remain liable as hereinafter provided.

60.  15.02 - Landlord's Remedies

     (a) If this Lease shall be terminated as provided in Section 15.01, Landlord or Landlord's agents or employees may immediately or at any time thereafter re-enter the Premises and remove therefrom Tenant, its agents, employees, licensees, and any sub-tenants and other persons, firms or corporations, and all or any of its or their property therefrom, either by summary dispossess proceedings or by any suitable action or proceedings at law, in equity or by force, self-help or otherwise, without being liable to indictment or prosecution of damages therefor, and repossess and enjoy the Premises, together with all alterations, additions and improvements thereto. Landlord, in the event of such re-entry and repossession, may store Tenant's Personal Property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     (b) In case of any such termination, re-entry or dispossession by summary proceedings or otherwise, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossession, shall be paid by Tenant, and Tenant also shall pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses, attorneys' fees, brokerage commissions and all other costs paid or incurred by Landlord as the result of such termination, re-entry or dispossession, and for restoring the Premises to good order and condition and for altering and otherwise preparing the same for reletting and for reletting thereof. Landlord may, at any time and from time to time, relet the Premises, whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

     (c) If this Lease is terminated as aforesaid, Tenant nevertheless covenants and agrees notwithstanding any entry or re-entry by Landlord whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Fixed Annual Minimum Rent, Percentage Rent and Additional Rent reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, and whether the Premises is relet or remains vacant in whole or in part or for a period less than the remainder of the term, and for the whole thereof. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit (but not in excess of the Fixed Annual Minimum Rent, Percentage Rent and Additional Rent reserved under the terms of this Lease) in the net amount of rent received by Landlord in reletting the Premises after deduction of all expenses and costs incurred or paid as aforesaid in reletting the Premises and in collecting the rent in connection therewith. At any time after the termination of the Lease, in lieu of collecting any monthly deficiencies, or any further monthly deficiencies, aforesaid, Landlord shall, at Landlord's option, be entitled to recover from Tenant, in addition to any other relief, such a sum as at the time of such termination represents the amount of the then present value, using a discount rate equal to eight percent (8%), of the total Fixed Annual Minimum Rent, Percentage Rent, and Additional Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease term, as if the Lease had been fully complied with by Tenant, less any monthly deficiencies for such period previously paid to Landlord by Tenant. Suit or suits for the recovery of the deficiency or damages referred to in this
Section 15.02(c) or for any installment or installments of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent hereunder, or for a sum equal to any such installment or installments, may be brought by Landlord all at once or from time to time at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have naturally expired had there been no such default by Tenant or no such termination.

     (d) For the purpose of this Section 15.02, it shall be deemed that the Percentage Rent for any period after any such default and entry by Landlord would have been at the monthly rate thereafter equal to the highest Percentage Rent which Tenant was obligated to pay to Landlord under this Lease within the three (3) Lease Years (or lesser number of Lease Years since the Term Commencement Date) immediately preceding the date of such entry.

     (e) Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all right of redemption or re-entry or repossession under present or future laws, including any amendments hereafter, or to restore the operation of this Lease. Landlord and Tenant, so far as permitted by law, waive and will waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim or injury or damage. The terms "enter," "re-enter," "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning. In the event Landlord commences any proceedings for the recovery of possession of the Premises or to recover for non-payment of Fixed Annual Minimum Rent, Percentage Rent or Additional Rent, Tenant shall not interpose any non-compulsory counterclaim in any such proceeding. This may not, however, be construed as a waiver of Tenant's rights to assert such claim in any separate action or actions initiated by Tenant.

     (f) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall be deemed an accord and satisfaction thus Landlord may accept any check or payment without prejudice to Landlord's rights to recover the balance due, nor shall it constitute a waiver of any such breach or of such covenant, agreement, term and condition, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Tenant shall pay to Landlord within ten (10) days after demand therefor all amounts incurred by Landlord from time to time to enforce this Lease or any of the terms, covenants and provisions hereof, including without limitation attorneys fees, expert fees and court costs.

     (g) In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity, by statute or otherwise.

     (h) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereinafter existing at law or in equity, by statute or otherwise.


ARTICLE 16

Mechanics' Liens

61.  16.01 - Mechanics' Liens

     (a) If any mechanics' liens are filed against the Premises or any portion of the Shopping Center based upon any act of Tenant or anyone claiming through Tenant, Tenant shall hold Landlord harmless from all damages, claims and expenses arising therefrom, and Tenant, after notice from Landlord (or any person in privity of estate with Landlord), shall forthwith commence such action by bonding, deposit, payment or otherwise as will remove or satisfy such lien within fifteen (15) days. In the event Tenant does not remove or satisfy said lien within said fifteen (15) day period, Landlord shall have the right to do so by posting a bond or undertaking, and Tenant agrees to reimburse Landlord for any and all expenses incurred by Landlord in connection therewith five (5) days after receipt by Tenant of Landlord's invoice therefor. These expenses shall include, but not be limited to, filing fees, legal fees and bond premiums.

     (b) Nothing in this Article 16 shall be deemed or construed as (i) Landlord's consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises or any improvement thereon, or (ii) giving Tenant of any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or any part thereof.


ARTICLE 17

Assignments, Subleases and Other Transfers of Tenant's Interest

62.  17.01 - Limitations on Tenant's Rights

     (a) Neither this Lease nor the interest of Tenant in this Lease shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, nor shall the Premises or any part thereof be sublet or subject to any license or concession without the prior written consent of Landlord in each instance. The sale or transfer of a controlling interest in Tenant or Tenant's Guarantor shall be considered for the purpose of this Lease to be an assignment, and likewise shall require Landlord's prior written consent (which consent shall not be unreasonably withheld), except where Tenant or Tenant's Guarantor is a corporation having its shares traded on the New York, American or Over-The-Counter stock exchange or market. Tenant shall make available to Landlord the stock record books of Tenant and Tenant's Guarantor and shall produce the same on request of Landlord. Similarly, if Tenant is a limited liability company or a partnership, the interest of any member or partner, respectively, shall not be transferred without Landlord's prior written consent. For the purposes of this Lease, the entering into of any management agreement or any similar agreement which transfers control of the business operations of Tenant in the Premises shall be treated as an assignment of this Lease and shall require Landlord's prior written consent. Any attempted transfer, assignment, subletting, license or concession agreement, hypothecation or other transfer herein that is prohibited without Landlord's prior written consent shall be void and confer no rights upon any third party.

     (b) No permitted assignment made shall be effective until there are delivered to Landlord (i) an agreement, in recordable form, executed by Tenant and the proposed assignee, wherein such assignee assumes due performance of the obligations of Tenant's part to be performed under this Lease to the end of the term hereof and (ii) a written consent to such assignment by the holder of any fee or leasehold mortgage affecting the Premises to which this Lease is then subject and such consent shall have been obtained and delivered to Landlord if so required by the terms of such mortgage or by a collateral document securing the same obligations as are secured by such mortgage.

     (c) Any assignment of this Lease or any sublease affecting the Premises or any other permitted transfer hereunder shall be subject and subordinate to the full terms and conditions of this Lease. Regardless of either the assumption by any assignee or sublessee of due performance or the Landlord's acceptance of rent or other charges from such assignee or sublessee, Tenant shall not be released by any assignment or sublease but shall continue to be fully responsible for the due performance of Tenant's obligations hereunder in the same manner and to the same extent as if no such assignment or sublease had been made.

63.  17.02 - Effect of Landlord's Consent

     (a) Any consent by Landlord to a sale, assignment, sublease, mortgage, pledge, license, concession, hypothecation, or transfer of this Lease, shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining prior written consent of Landlord to any further sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease. When the consent of Landlord is required hereunder to any proposed assignment or sublease of this Lease, or to the mortgaging, pledging, licensing, concession or hypothecation of this Lease, contemporaneously with the request of Tenant therefor, Tenant shall submit in writing information reasonably sufficient to enable Landlord to make a decision with respect thereto.

     (b) With respect to any of the consents requested by Tenant, whether or not the Landlord has consented thereto, Tenant shall pay to the Landlord all reasonable counsel fees and disbursements and all other expenses incurred by the Landlord in connection therewith.


ARTICLE 18

Compliance with Government Orders

64.  18.01 - Tenant to Comply

     Tenant, at its own expense, shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state and local governments and of any and all other departments and bureaus applicable to the Premises or to the business conducted by Tenant at the Premises, whether ordinary, extraordinary, foreseen or unforeseen ("Governmental Orders"). In addition, Tenant, at its own expense, shall comply promptly with and execute all rules, orders, regulations and recommendations of the Board of Fire Underwriters, Rating Board and Landlord and Tenant's insurance companies with respect to the prevention of fires and the exposure of liability risks ("Insurance Matters"). Tenant, at its own expense, shall furnish and maintain in good order an adequate number and type of fire extinguishers on the Premises at all times.

65.  18.02 - Failure to Comply

     In case Tenant fails or neglects to comply with any of the Government Orders, Insurance Matters or the ADA (as hereinafter defined) as herein required of Tenant, then Landlord or its agent may enter the Premises and make said repairs and comply with any and all of the Government Orders, Insurance Matters or the ADA at the cost and expense of Tenant, and in case Tenant fails to pay therefor upon notice within five (5) days thereafter, the said cost and expenses, including eighteen percent (18%) for administration costs, shall be added to the next month's installment of Fixed Annual Minimum Rent and be due and payable as such or Landlord may deduct the same from any balance remaining in Landlord's hands. This provision is in addition to the right of Landlord to terminate this Lease by reason of default on the part of Tenant.

66.  18.03   Environmental Matters

     (a) Tenant covenants and agrees that it shall, at all times, comply with all Environmental Laws relating to the Premises. Tenant shall not engage in or permit any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof for the purpose of or for in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Material except in compliance with Environmental Laws and only in the course of legitimate business operations of the Premises. Tenant shall not introduce, install or construct nor permit the introduction, installation or construction in the Premises of any material or substance which contains a Hazardous Material or which contains a material or substance which may be a Hazardous Material upon release or discharge in any form or state. Landlord will have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right to immediately enter upon the Premises and take whatever actions Landlord deems reasonably necessary to comply with the terms of this Section of the Lease including, but not limited to, the removal from the Premises of any Hazardous Material and the restoration of the Premises, to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay all costs incurred by Landlord in the performance of this work plus eighteen percent (18%) for administration within ten (10) days after receipt of a bill therefore. The covenants in this
Section 18.03 shall survive the expiration or earlier termination of the Lease.

     (b) As used herein, the term "Hazardous Material" shall mean any material waste or material substance which is (i) included within the definition of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" in or pursuant to any Environmental Law or subject to regulation under any Environmental Law; (ii) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. Section 172.101 enacted as of the date hereof or hereafter amended, or the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 301 enacted as of the date hereof or as hereinafter amended; or (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, excluding, however, common maintenance and cleaning products in quantities regularly found at properties with a standard of operation comparable to the Premises.

     (c) As used herein, the term "Environmental Laws" shall mean all present and future federal, state and local laws, statutes, rules, ordinances and regulations relating to pollution or protecting human health or the environment including, without limitation, laws, statues, rules, ordinances and regulations relating to emissions, discharges, releases of hazardous substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. Sec. 1251 et seq.; the Clean Air Act, 42 U.S.C. Sec. 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq.; the Safe Drinking Water Act, 21 U.S.C. Sec. 349; 42 U.S.C. Sec. 201 and Sec. 300 et seq.; the National Environmental Policy Act of 1969, 42 U.S.C. Sec. 4321; the Superfund Amendment and Reauthorization Act of 1986, codified in scattered Sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.; and Title III of the Superfund Amendment and Reauthorization Action, 40 U.S.C. Sec. 1101 et seq., as the same may be hereafter amended or modified.

     (d) Tenant will indemnify and hold harmless Landlord, Landlord's managing agent and such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible, from and against any and all claims, actions, damages, liabilities and expenses including reasonable attorneys fees as a result of or with respect to (i) any environmental claim relating to or arising from the Premises, (ii) the violation of any Environmental Law in connection with the Premises, (iii) in connection with the release, spill, presence or threat of release of any Hazardous Material, upon, in or affecting all or any portion of the Premises, or (iv) any environmental claim arising from the use, occupancy and operation of the Premises or the Shopping Center or any part thereof by Tenant, its agents, contractors, employees, lessees or concessionaires.

67.  18.04 - Americans With Disabilities Act

     Tenant, at its own expense, shall at all times comply with and shall cause the Premises to be in compliance with the requirements of the Americans With Disabilities Act of 1990, and any additions, amendments or modifications thereto and all related regulations (the "ADA").


ARTICLE 19

Subordination, Mortgagee's Rights and Assignment of Rents

68.  19.01 - Subordination

     The rights and interests of Tenant under this Lease shall be subject and subordinate to any ground lease, mortgage or trust deed now or hereafter placed upon any portion of the Shopping Center, and to any advances made thereunder, and to the interest thereon, and to all renewals, modifications, consolidations, replacements, extensions and re-financings thereof. Tenant agrees that any ground lessor, mortgagee or trustee may elect to give the rights and interest of Tenant under this Lease priority over the lien of its ground lease, mortgage or trust deed. In the event of such election, the rights and interest of Tenant under this Lease automatically shall have priority in whole or in part, over the lien of said ground lease, mortgage or trust deed, and no additional consent or instrument shall be necessary or required. However, Tenant agrees to execute and deliver whatever instruments may be requested by any ground lessor, mortgagee or trustee for such purposes, and in the event Tenant fails to do so within ten (10) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact (which shall be deemed to be coupled with an interest) and in its name, place and stead so to do.

69.  19.02 - Mortgagee's Rights

     (a) So long as any such ground lease, trust deed or mortgage remains a lien on any portion of the Shopping Center, Tenant agrees, simultaneously with the giving of any notice to Landlord which is required to be given by this Lease, to give a duplicate copy thereof to the respective ground lessor, mortgagee or trustee. Landlord agrees to notify Tenant of any ground lessor, mortgagee or trustee to whom such notice must be sent. Further, Tenant agrees that if Landlord defaults in its performance of any of the covenants under this Lease and if such default entitles Tenant to terminate this Lease, the ground lessor, mortgagee or trustee may cure said default within a reasonable period of time beyond any time period required of Landlord, and, if necessary, be permitted entry upon the Premises for the purpose of curing any such default. The giving of any such notice to Landlord shall not be properly given under the terms of this Lease and shall be of no force and effect until a duplicate copy thereof is also given to the ground lessor, mortgagee or trustee pursuant to this Section 19.02.

     (b) The parties hereto mutually agree that so long as any ground lease, mortgage or trust deed is a lien upon the Premises, they will not reduce the rents below that provided for in this Lease, provide for payments of rent prior to the time herein provided for, nor terminate this Lease prior to the end of the term, except as otherwise provided in this Lease, without first obtaining the written consent of the ground lessor, mortgagee or trustee, and that any such proposed modification or termination without the written consent of said ground lessor, mortgagee or trustee shall be void as against said ground lessor, mortgagee, or trustee.

70.  19.03 - Assignment of Rents

     (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

          (i) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

          (ii) that except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder with respect only to those obligations that arise following a foreclosure or deed in lieu thereof, or assumption of Landlord's position by a ground lessor only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. Tenant agrees that with respect to those obligations of Landlord that arise prior to a foreclosure or deed in lieu thereof, or assumption of Landlord's position by a ground lessor, such foreclosing mortgagee in possession or ground lessor shall have no liability.

     (b) Where a party acquires Landlord's interest in property (whether land only, or land and buildings) which includes the Premises, and simultaneously leases the same back, such acquisition shall not be treated as an assumption of Landlord's position hereunder, and this Lease shall thereafter be subject and subordinate at all times to such lease.


ARTICLE 20

Entry to Premises

71.  20.01 - Entry to Premises by Landlord

     Landlord shall have the right to enter the Premises upon prior notice (except in the case of an emergency) at all reasonable times, provided such entry does not unreasonably interfere with Tenant's operations, for the purposes of:

     (i)  inspecting the same,

     (ii) making any repairs to the Premises and performing any work therein that may be necessary or desirable,

     (iii) exhibiting the Premises for the purpose of sale, ground lease, mortgage or other financing,

     (iv) exhibiting the Premises (within one year prior to the expiration of the term of this Lease) to prospective tenants.

     Nothing in this Lease shall imply any duty on the part of Landlord to do work or perform obligations which, under any of the provisions of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a constructive eviction nor a waiver of Tenant's default.


ARTICLE 21

Notices and Certificates

72.  21.01 - Notices

     (a) Any notice, statement, certificate, request or demand required or permitted to be given or delivered in this Lease shall be in writing, and sent by registered or certified mail, postage prepaid, return receipt requested and addressed to Landlord at the address shown at the beginning of this Lease, and to Tenant at the address shown at the beginning of this Lease, or to such other addresses as Landlord or Tenant shall designate in the manner herein provided (a "notice"). Landlord's managing agent, Pyramid Management Group, Inc., is hereby authorized and designated to give or deliver to Tenant any notice under this Lease. Any such notice, statement, certificate, request or demand shall, in the case of registered or certified mailing, be deemed to have been given on the date mailed as aforesaid in any post office or branch post office regularly maintained by the United States Government, except in case for notice of change of address or revocation of a prior notice, which shall only be effective upon receipt or refusal.

     (b) At any time or times when Tenant's interest herein is vested in more than one person, firm or corporation, jointly, in common or in severalty, a notice given by Landlord to any one such person, firm or corporation shall be conclusively deemed to have been given to all such persons, firms or corporations. Any notices by Tenant pursuant to the provisions hereof shall be void and ineffective unless signed by all such persons, firms and corporations, unless all such persons, firms and corporations have previously given notice to Landlord, signed by each of them and designating and authorizing one or more of them to give the notice referred to, and such notice shall then be unrevoked by any notice to Landlord.

     (c) A copy of any notice required or permitted to be given to Landlord under the Lease shall also be sent in manner provided above to:

               General Counsel
               Pyramid Management Group, Inc.
               The Clinton Exchange, 4 Clinton Square
               Syracuse, New York 13202-1078

     (d) A copy of any notice required or permitted to be given to Tenant under the Lease shall also be sent in manner provided above to:

               John D. Cromie, Esq.
               Connell Foley LLP
               85 Livingston Avenue
               Roseland, New Jersey 07068

73.  21.02 - Estoppel Certificate of Landlord

     Within ten (10) days after request by Tenant, Landlord, from time to time and without charge, shall deliver to Tenant or to a person, firm or corporation specified by Tenant, a duly executed and acknowledged instrument, certifying:

     (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and identifying the date of any such modification; and

     (ii) whether Landlord knows or does not know, as the case may be, of any default by Tenant in the performance by Tenant of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any.

     Such certification shall not estop Landlord from thereafter asserting any existing default of which Landlord did not have actual knowledge on the date of execution thereof.

74.  21.03 - Estoppel Certificate of Tenant

     Within ten (10) days after request by Landlord or Landlord's ground lessor or mortgagee, Tenant, from time to time and without charge, shall deliver to Landlord or the requesting party, or to a person, firm or corporation, specified by Landlord, a duly executed and acknowledged instrument, certifying:

     (i) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as modified, and identifying the date of any such modification;

     (ii) whether Tenant knows or does not know, as the case may be, of any default by Landlord in the performance by Landlord of the terms, covenants and conditions of this Lease, and specifying the nature of such defaults, if any;

     (iii) whether or not there are any then existing permitted set-offs or defenses by Tenant, and if so, specifying them;

     (iv) the dates to which the Fixed Annual Minimum Rent, Percentage Rent, and Additional Rent have been paid;

     (v) that the operation and use of the Premises do not involve the generation, treatment, storage, disposal or release of any Hazardous Material or a solid waste into the environment and that the Premises is being operated in accordance with all environmental laws, zoning ordinances and building codes; and

     (vi) such other information as Landlord or Landlord's ground lessor or mortgagee may reasonably request.

     Such certification shall not estop Tenant from thereafter asserting any existing default of which Tenant did not have actual knowledge on the date of execution thereof.


ARTICLE 22

Covenant of Quiet Enjoyment

75.  22.01 - Covenant of Quiet Enjoyment

     (a) Tenant, subject to the terms and provisions of this Lease and on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the term hereof on and after the Term Commencement Date without hindrance or ejection by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant, and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest hereunder. If Landlord is unable to place Tenant in possession of the Premises at the Term Commencement Date by reason of the possession of the Premises by another tenant holding over under a lease, such inability by Landlord shall not constitute a default under this Lease; but the Term Commencement Date shall be postponed until such date as such holdover tenant gives up possession of the Premises and the term of this Lease shall be deemed to commence on such Term Commencement Date as postponed.

     (b) With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's control. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages by reason of Landlord's breach or default of the terms of this Lease.


ARTICLE 23

Miscellaneous Provisions

76.  23.01 - Holdover

     (a) It is expressly understood by Tenant that Tenant's right to possession of the Premises under this Lease shall terminate at the expiration or earlier termination of the term, and should Tenant continue thereafter to remain in possession, Landlord, should it so elect, shall be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover tenant. Tenant shall indemnify and save harmless Landlord from any claim, damage, expense, cost or loss which Landlord may incur by reason of such holding over, including without limitation, any claim of a succeeding tenant, or any loss by Landlord with respect to a lost opportunity to re-let the Premises.

     (b) Should Tenant continue to occupy the Premises after the expiration or earlier termination of the term, such tenancy shall be from month-to-month, and such month-to-month tenancy shall be under the same terms, covenants and conditions as set forth in this Lease, except that Tenant shall pay Fixed Annual Minimum Rent on the basis of either (i) Fixed Annual Minimum Rent in effect for the last year of the term multiplied by the percentage (which shall in no event be less than 100%) found by dividing the Index for the first calendar month of such month-to-month tenancy by the Index for the calendar month in which the Term Commencement Date falls, or (ii) three (3) times the Fixed Annual Minimum Rent for the last year of the term, whichever is greater.

77.  23.02 - Limitation on Landlord's Personal Liability

     (a) It is understood and agreed that Tenant shall look solely to the estate and property of Landlord in the Shopping Center for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed or performed by the Landlord, and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord or of its partners, beneficiaries, co-tenants, shareholders, members, or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. In no event shall Tenant name Landlord's partners, members, beneficiaries, co-tenants, shareholders or principals to any suit or other proceeding to which Tenant and/or Landlord are a party arising out of or relating to this Lease, unless the naming of such partners, members, beneficiaries, co-tenants, shareholders or principals is required in order to permit the Tenant to obtain jurisdiction over Landlord herein.

     (b) The term "Landlord," as used in Section 23.02(a) and throughout this Lease, shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in this Lease. Further, in the event of any transfer by Landlord of Landlord's interest in this Lease, Landlord herein named (and in case of any subsequent transfers or conveyances, the then assignor), including each of its partners, beneficiaries, co-tenants, shareholders, members, or principals (as the case may be), shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements on the part of Landlord.

78.  23.03 - Definition of Tenant's Allocable Share

     (a) The term "Tenant's Allocable Share" shall be a fraction, the numerator of which is the number of square feet of the Premises as set forth in Section 1.01, and the denominator of which is ninety five percent (95%) of the total number of square feet of Total Tenant Area (defined in Section 23.03(b)) of the Shopping Center.

     (b) "Total Tenant Area" when used in this Lease as pertaining to the Shopping Center shall mean the total floor area, described in square feet, of all Tenant and REA Parcel space which is either designated by Landlord as available for lease or in fact leased excluding the Common Areas, any outdoor selling areas whether or not mechanically heated or air-conditioned, and any tenant or REA parcels which are separately assessed and taxed. Whenever used in this Lease, the term "square feet" shall consist of the area of floor area located within the buildings measured from the outside face of all exterior walls of the buildings (or the mid-point of any interior walls). Square Feet shall not include the surface area of any roof structures used for mechanical equipment.

79.  23.04 - Force Majeure

     The period of time during which either party is prevented or delayed in any performance or the making of any improvements or repairs or fulfilling any obligation under this Lease, other than the payment of Fixed Annual Minimum Rent, Percentage Rent and Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God, the public enemy, acts of terrorism, governmental prohibitions or regulations or inability to obtain materials by reason thereof, or any other causes beyond such party's reasonable control, shall be added to such party's time for performance, and such party shall have no liability by reason of such delay, except that as a condition to Tenant's right to avail itself of Force Majeure, Tenant must give Landlord written notice of such claimed Force Majeure not later than three (3) business days following the occurrence of such Force Majeure.

80.  23.05 - Relocation of Tenant

     Landlord shall have the right to relocate the Premises on the fourth
(4th) floor within the Shopping Center upon thirty (30) days' notice to Tenant, which relocation shall in no way affect the obligation or duties of either party hereunder. Landlord shall pay the cost and expense of finishing the new premises to a substantially comparable quality and condition of the decor (including, but not limited to, all Permanent Improvements; provided Landlord may reuse existing Permanent Improvements located in the Premises as of the date of the relocation notice) that existed in the Premises at the time Landlord gives Tenant notice of such relocation. In addition thereto, the physical relocation of Tenant's Personal Property from the Premises to the new premises shall be accomplished by Landlord at Landlord's cost and expense. In the event Tenant shall fail or refuse to accept the new location within ten
(10) days of such notice, in addition to any remedies Landlord may have at law or in equity, which remedies shall survive the termination of this Lease, Landlord may, at its option, terminate this Lease upon fifteen (15) days' notice to Tenant. Tenant's written consent which shall not be unreasonably withheld, conditioned or delayed shall be required for any relocation of the Premises in which (i) the new location is greater than 6,300 square feet, (ii) the new location is smaller than 6,000 square feet or (iii) the new location does not have frontage on the main mall corridor of the Shopping Center. Notwithstanding the immediately preceding grammatical sentence, the Ticket Kiosk may be located by Landlord to any location of the fourth (4th) floor of the Shopping Center within the cross-hatched area identified on Exhibit A-2.

81.  23.06 - Changes and Additions

     Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the building in which the Premises are located and to build adjoining the same. Landlord also reserves the right at any time, and from time to time, to construct other buildings and improvements in Landlord's Tract, to enlarge or otherwise modify the Shopping Center, to make alterations therein or additions thereto, to build additional stories on any building or buildings within the Landlord's Tract, to build adjacent thereto, to construct decks or elevated parking facilities, to install, maintain, use, repair and replace ducts, wires, pipes and conduits passing through or under the Premises serving other parts (now existing or hereafter added) of Shopping Center, and to sell or lease any part of Landlord's Tract. The purpose of the attached Site Plan is to show the approximate location of the Premises within the Shopping Center, and Landlord reserves the right at any time to relocate the various buildings, parking areas and other Common Areas shown on said Site Plan; provided, however, that there shall not be caused thereby any unreasonable obstruction of Tenant's right of access to the Premises or any unreasonable interference with Tenant's use of the Premises for the purpose hereinabove set forth.

82.  23.07 - Attornment by Tenant

     If at any time during the term of this Lease the Landlord hereunder shall be the holder of a leasehold estate covering premises which include the Premises, and if such leasehold estate shall be canceled or otherwise terminated prior to the expiration date thereof and prior to the expiration of the term of this Lease, or in the event of the surrender thereof whether voluntary, involuntary or by operation of law, Tenant shall make full and complete attornment to the lessor of such leasehold estate for the balance of the term of this Lease upon the same covenants and conditions as are contained herein so as to establish direct privity between such lessor and Tenant and with the same force and effect as though this Lease was made directly from such lessor to Tenant. Tenant shall then make all rent payments thereafter directly to such lessor. In the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Shopping Center or any portion thereof containing the Premises, Tenant shall attorn to and hereby covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

83.  23.08 - Index

     As used in this Lease, "Index" means the then higher of either of the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-
W) or the Consumer Price Index for All Urban Consumers (CPI-U) of the United States Department of Labor's Bureau of Labor Statistics in effect and generally published at the time the computation is to be made. If the aforesaid price indices are no longer published, then another price index, generally recognized as authoritative, shall be substituted by Landlord. In the event the parties are unable to so agree, the matter shall be submitted to arbitration pursuant to Section 23.18. During any period while the determination of such a dispute is pending, Tenant shall continue to pay the sum previously in effect; provided, however, that the adjusted sum as finally determined shall be retroactive from the prescribed date and any deficiency owed by Tenant shall be paid promptly upon a final determination of the dispute.

84.  23.09 - Survival of Tenant's Obligations

     Any sums due Landlord from Tenant that by the terms herein would be payable, or are incapable of calculation, until after the expiration or earlier termination of this Lease shall survive and remain a continuing obligation until paid.

85.  23.10 - Effect of Landlord's Notice to Terminate

     Any right on the part of Landlord to terminate this Lease shall, when exercised, require no further act, to the end that at the expiration of the applicable time period, if any, contained in the particular termination provision, this Lease and the term hereunder shall end and expire as fully and completely as if such termination date was the date herein definitely fixed for the end and expiration of this Lease and the term hereof, and upon such date Tenant shall quit and surrender the Premises to Landlord.

86.  23.11 - Effect of Captions

     The captions, bold-faced type, underlining, notational references, or legends in this Lease are inserted only for convenient reference or identification of the particular paragraphs. They are in no way intended to describe, interpret, define or limit the scope, extent or interest of this Lease, or any paragraph or provision thereof.

87.  23.12 - Tenant Authorized to Do Business

     Tenant represents, warrants and covenants that it is upon the date of execution, and throughout the term of this Lease it shall be authorized to do business and in good standing in the state in which the Premises is located. Tenant, if a partnership or corporation, agrees to furnish to Landlord, upon request, evidence of authority for entering into this Lease.

88.  23.13 - Execution in Counterparts

     This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

89.  23.14 - Law Governing, Effect and Gender

     This Lease, and any dispute concerning this Lease, shall be governed by the laws of the state in which the Premises is located, and any dispute concerning an interpretation of any portion of the Lease or the conduct of the parties hereunder shall be brought in either Syracuse, New York, or in the jurisdiction where the Premises is located. Tenant hereby consents to service of process at the Premises in the event that Tenant does not maintain a separate business office within the state where the Premises is located. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, except as expressly provided otherwise. Use of the neutral gender shall be deemed to include the masculine and feminine.

90.  23.15 - Memorandum or Notice of Lease

     Upon request by either party, Landlord and Tenant agree to execute a Memorandum or Notice of Lease in recordable form pursuant to applicable state law. Upon the expiration or earlier termination of this Lease, the party who shall have recorded such Memorandum or Notice of Lease shall promptly execute any necessary instrument and remove the Memorandum or Notice of Lease from the public records, and upon failure to do so, the other party is hereby appointed attorney-in-fact to execute any such instrument in the recording party's name, place and stead.

91.  23.16 - Complete Agreement

     This Lease contains and embraces the entire agreement between the parties hereto with respect to the matters contained herein, and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement is in writing and signed by the parties hereto, their legal representatives, successors or assigns. Tenant acknowledges and agrees that neither Landlord nor any representative of Landlord nor any broker has made any representation to or agreement with Tenant relating to the Premises, this Lease or the Shopping Center which is not contained in the express terms of this Lease. Tenant acknowledges and agrees that Tenant's execution and delivery of this Lease is based upon Tenant's independent investigation and analysis of the business potential and expenses represented by this Lease, and Tenant hereby expressly waives any and all claims or defenses by Tenant against the enforcement of this Lease which are based upon allegations of representations, projections, estimates, understandings or agreements by Landlord or Landlord's representative that are not contained in the express terms of this Lease.

92.  23.17 - Guaranty of Lease

     The obligation of Landlord to perform under the provisions of this Lease is expressly conditioned upon the due execution and delivery to Landlord by Tenant of the Guaranty of Lease in the form set forth in Exhibit E attached hereto and made a part hereof. Tenant represents and covenants that it will cause the said Guaranty of Lease to be duly executed and delivered to Landlord not later than ten (10) days after the date of this Lease. The guarantor under such Guaranty of Lease is herein referred to as "Guarantor."

93.  23.18 - Arbitration

     Any controversy or claim arising from or relative to any matter in connection with this Lease, with reference to which this Lease shall expressly provide that this paragraph governs, shall be settled by arbitration in the County of Rockland, New York, in accordance with the rules of the American Arbitration Association or its successor organization, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

94.  23.19 - Security Agreement

     Tenant hereby grants Landlord a security interest in all inventory, equipment (including but not limited to trade fixtures, shelving and furniture), fixtures and merchandise, now or hereafter located on or in the Premises in which Tenant has any interest whether now or hereafter acquired, and in all proceeds realized therefrom including accounts and general intangibles arising therefrom (collectively, the "Collateral"), to secure the payment and performance of Tenant's obligations set forth in this Lease. Tenant hereby appoints Landlord its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute and file any and all documents which may be necessary to realize, perfect, continue, preserve and protect the security interest upon the Collateral. Tenant hereby authorizes Landlord, at its option, to file financing or continuation statements or amendments to financing statements by any method or medium authorized by any applicable filing office, naming Tenant as debtor with respect to any of the Collateral. Upon the occurrence of any event of default pursuant to Section 15.01, Landlord shall be entitled to exercise all of the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the Premises is located as amended from time to time. Costs of retaking, disposition, holding, processing and preparing the Collateral for disposition together with court costs and reasonable attorney's fees and disbursements of the Landlord in enforcing any right or exercising any remedy under this Security Agreement shall be deemed a part of the obligations secured by the Collateral.

95.  23.20 - Invalidity of Particular Provisions

     If any term or provision of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

96.  23.21 - Execution of Lease by Landlord

     The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both the Landlord and Tenant.

97.  23.22 - Relationship of the Parties

     Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision herein contained, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than landlord and tenant.

98.  23.23 - Brokers

     Landlord and Tenant each represent and warrant to the other that neither of them has employed any realtors or brokers in connection with the negotiation of this Lease. Landlord and Tenant shall each indemnify, defend and hold harmless the other from any cost, expense or claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

99. 23.24 - Construction

     This Lease has been negotiated at arms length by both parties after advice by counsel or other representatives chosen by such parties. In the event of any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of the Lease or any of its terms or conditions, the parties agree that the normal rules of construction, to the effect that any ambiguities are to be construed against the drafting party, shall not be employed in the interpretation of this Lease or any amendments or exhibits hereto.


            [END OF TEXT ON THIS PAGE, SIGNATURE PAGE TO FOLLOW]


     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                 (LANDLORD)

                                  EklecCo L.L.C.
                                  a New York limited liability company

                                  by:  Palisades Center L.L.C.
                                       a New York limited liability
                                       company, its manager

                                  by:  Palisades EklecCo Corp.
                                       a New York corporation, its manager


                                  by:
                                      -----------------------------
                                  Name:
                                  Title:


                                  (TENANT)

                                  PALISADES COMEDY, LLC
                                  a New York limited liability company



                                  by:
                                      -----------------------------
                                  Name:
                                  Title:



                               TABLE OF EXHIBITS


Exhibit A  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Site Plan

Exhibit A-1. . . . . . . . . . . . . . . . . . . . . . . . . . .  Premises

Exhibit A-2  . . . . . . . . . . . . . . . . . Ticket Kiosk Relocation Area

Exhibit B  . . . . . . . . . . . . . . . . . Description of Landlord's Work

Exhibit C  . . . . . . . . . . . . . . . . . . Description of Tenant's Work

Exhibit D  . . . . . . . . . . . . . . . . . . . . . Outline Specifications

Exhibit E  . . . . . . . . . . . . . . . . . . . . . . .  Guaranty of Lease

Exhibit F  . . . . . . . . . . . . . . . . . . . . . . . . . . .Menu Items

Exhibit G  . . . . . . . . . . . . . . .  Common Area Corridor Signage Area



                                    EXHIBIT B

                                 LANDLORD'S WORK

     The Premises have already been constructed and Tenant accepts the Premises in its "as is" condition. All other work required to prepare the Premises for Tenant's use and occupancy shall be performed by Tenant at its sole cost and expense.

     Notwithstanding the foregoing, Landlord shall construct the walls and doors in the common area of the existing service corridors both to the left and right of the entrance to the Premises, approximately as shown on Exhibit G.




                                   EXHIBIT C

                                 TENANT'S WORK


     Tenant accepts the Premises in its "as is" condition on the date that possession of the Premises is made available by Landlord, and shall, at its sole cost and expense, and in accordance with the Outline Specifications attached hereto and made a part hereof as Exhibit D, furnish all labor, material, fixtures and equipment necessary to complete, in a good, substantial and approved manner, all work required to bring the Premises to a finished condition ready for the conduct of Tenant's business therein.

     Notwithstanding anything contained herein to the contrary, Tenant agrees that Tenant shall incur at least Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) in costs and expenses in the actual construction of the Tenant's permanent leasehold improvements and general build-out of the Premises, excluding the cost of any trade fixtures, furniture and equipment. As a condition of this Lease, Tenant shall provide to Landlord, within fifteen
(15) days of Tenant's Term Commencement Date, a certification from Tenant's licensed architect of the cost and expense of said permanent leasehold improvements and build-out.


                                   EXHIBIT E

                               GUARANTY OF LEASE


     The undersigned, RASCALS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of New Jersey with a principal office at

414 Eagle  Rock Avenue
------------------------------------------------------------------------------
(Street Address)

West Orange                        Essex               New Jersey     07052
------------------------------------------------------------------------------
(City or Town)                     (County)            (State)        (ZIP)

Attention:  President
                      --------------------------------------------------------

Federal Tax Identification Number:
                                   -------------------------------------------
hereinafter with its or his successors, assigns and legal representatives, called "Guarantor," in consideration of the execution and delivery of the annexed and foregoing lease (the "Lease") bearing date of ____________________, 2003, pursuant to which EklecCo L.L.C., a New York limited liability company, with principal office at The Clinton Exchange, Four Clinton Square, Syracuse, New York 13202-1078 (hereinafter and in said Lease called "Landlord") has leased to:


PALISADES COMPANY LLC
------------------------------------------------------------------------------
(Name of Tenant)

414 Eagle Rock Avenue
------------------------------------------------------------------------------
(Street Address)

West Orange                   Essex               New Jersey          07052
-----------------------------------------------------------------------------
(City or Town)                (County)            (State)              (Zip)

(hereinafter and in said Lease called "Tenant") certain premises in the Shopping Center known as Palisades Center as more fully described in the Lease, and for other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby guarantee to Landlord the full, prompt and punctual performance by Tenant of all of Tenant's agreements, covenants and obligations under, and for the term of, the Lease, including the payment of all amounts that may be or become payable by Tenant to or for the benefit of Landlord under the Lease, and the payment of all damages that arise in consequence of any default by Tenant under the Lease, along with reasonable attorneys' fees and other costs incurred in enforcing the Lease.

     Guarantor hereby agrees with Landlord that this Guaranty of Lease (the "Guaranty") is unconditional and irrevocable, and that Guarantor hereby waives
(a) notice of the acceptance of this Guaranty by Landlord, (b) all notices or demands which may be given or are required to be given under the Lease to Tenant, (c) the right to require Landlord first to proceed against Tenant prior to proceeding against Guarantor for enforcement of the obligations under this Guaranty, and (d) notice or right of approval of any amendment, modification or assignment of the Lease. This Guaranty shall remain in full force and effect, notwithstanding any amendment or modification of the Lease, or any assignment of Tenant's interest in the Lease. In the event that any other party is also a Guarantor of Tenant's obligations under the Lease, Guarantor's obligations hereunder shall not be terminated, affected or impaired by reason of such other guaranty or by any action or inaction of Landlord in relation thereto. Bankruptcy or any similar insolvency proceedings affecting Tenant shall not limit Guarantor's obligations herein.

     Guarantor further agrees that the validity of this Guaranty and the obligations hereunder shall in no way be terminated, affected or impaired by reason of the assertion or waiver by Landlord of any of the rights or remedies reserved to Landlord pursuant to the terms of the Lease.

     This Guaranty shall be binding on Guarantor, its or his successors, assigns and legal representatives, and for the benefit of Landlord, its successors, assigns and legal representatives.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed on this ______________ day of _______________________, 2003

                              RASCALS INTERNATIONAL, INC.
                              (Name of Guarantor)


                              By:
                                  ______________________________________
                                  (Duly Authorized Agent)      (Title)